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                                                            Exhibit 10.6







                               Dated 15 July 1998



                                 GPA  GROUP PLC

                                SKYSCAPE LIMITED


                                      and


                                 AERCO LIMITED







                            SHARE PURCHASE AGREEMENT












                               McCANN FITZGERALD
                                  Solicitors
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                                    CONTENTS

1.   Interpretation                                                   2

2.   Purchase and Sale                                                8

3.   Closing                                                          8

4.   Representations and Warranties of Sellers                        9

5.   Indemnity                                                       10

6.   Limitations on Warranties and Indemnity                         13

7.   Representations and Warranties of Purchaser                     14

8.   Additional Covenants and Agreements                             14

9.   Conditions to Closing                                           14

10.  Miscellaneous                                                   17

SCHEDULE 1  - Details relating to the Shares and AerCo USA Stock     21

SCHEDULE 2  - Further information Concerning the Companies           22

SCHEDULE 3  - Representations and Warranties of Sellers              26

SCHEDULE 4  - Purchaser's Representations and Warranties             45

SCHEDULE 5  - Deed of Tax Indemnity                                  47

SCHEDULE 6A - Form of Solvency Certificate (non-US companies)        54

SCHEDULE 6B - Form of Solvency Certificate (US companies)            55

SCHEDULE 7  - Intra-Group Debt at Closing                            56

SCHEDULE 8  - Particulars of the Aircraft                            58

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THIS AGREEMENT is made on 15 July 1998

BETWEEN

(1) GPA GROUP PLC ("GPA"), a company incorporated in Ireland and having its registered office at GPA House, Shannon, Co Clare, Ireland and SKYSCAPE LIMITED ("SKYSCAPE"), a company incorporated in Ireland and having its registered office at GPA House, Shannon, Co Clare, Ireland (together the "Sellers") and

(2) AERCO LIMITED, a company incorporated in Jersey and having its registered office at 22 Grenville Street, St Heller, Jersey JE4 8PX, Channel Islands (the "Purchaser").

RECITALS:

(A) Each of AerCo Ireland Limited ("AERCO") and AerCo Ireland II Limited ("AERCO IRELAND II") (together the "IRISH COMPANIES") is a private limited company incorporated in Ireland under the Companies Acts 1963 to 1990 and with share capital as set out in Schedule 2.

(B) GPA is the beneficial owner of the whole of the issued share capital of each of the Irish Companies. Skyscape holds one ordinary share in each of the Irish Companies as nominee for GPA.

(C) It is proposed that AerCo Ireland II will contract to acquire all of the issued share capital in AerFi Belgium N.V., brief particulars of which are set out in Schedule 2 ("AERFI BELGIUM"), from the Sellers.

(D) AerCoUSA Inc ("AERCO USA") is a Delaware corporation, all the issued stock in which was transferred by GPA to First Security Bank, National Association (the "VOTING TRUSTEE") under the terms of a Voting Trust Agreement (the "VOTING TRUST") dated as of 22 April 1998 between GPA as Stockholder and the Voting Trustee. All Voting Trust Certificates issued under the Voting Trust are held by GPA.

(E) The Sellers have agreed to sell and the Purchaser has agreed to purchase all of the issued ordinary shares in the capital of each of the Irish Companies (the "SHARES"), and GPA has agreed to sell (having first terminated the Voting Trust) and the Purchaser has agreed to acquire all of the issued and outstanding shares of common stock in AerCo USA (the "AERCO USA STOCK"), in each case on the terms and conditions and on the basis of the representations, warranties, undertakings, agreements and indemnities hereinafter set out.

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NOW IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS: In this Agreement unless the context requires otherwise:

     "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority;

     "AERCO GROUP" means the Purchaser, the Companies, an any other companies which are, or which on or after the Closing Date become, direct or indirect subsidiaries of the Purchaser;

     "AERFI ACCOUNTS" means the audited balance sheets of AerFi Belgium as at 31 March 1998 and its audited profit and loss accounts for the financial year ended on 31 March 1998;

     "AFFILIATE" means, with respect to any person, any body corporate which is (a) a subsidiary or the holding company of such person or (b) a subsidiary of any body corporate of which that person is also a subsidiary;

     "AIRCRAFT" means the aircraft listed in Schedule B together with, unless otherwise specified, all Engines and Parts related thereto;

     "AIRCRAFT DOCUMENTS" means all records, logs, technical data and manuals relating to the maintenance and operation of the Aircraft;

     "AIRCRAFT PURCHASE AGREEMENTS" means the Aircraft Purchase Agreements relating to the Aircraft;

     (i) dated 28 April 1998 between GPA as seller and AerCo Ireland II (under its then name Littsfield Limited) as purchaser in respect of the Aircraft with manufacturer's serial number 240;

     (ii) dated 8 July 1998 between GPA as seller and AerCo Ireland as purchaser in respect of the Aircraft with manufacturer's serial numbers 085, 23868, 23979, 26066, 22496, 11341 and 11350;

     (iii) dated 10 July 1998 between GPA Corporation as seller and AerCo USA as purchaser in respect of the Aircraft with manufacturer's serial number 46064; and

     (iv) dated 7 July 1998 between AeroUSA II Inc as seller and AerCo USA as purchaser in respect of the Aircraft with manufacturer's serial number aircraft msn 46060;


     "APPRAISERS" means Aircraft Information Services, Inc, Airclaims Limited and BK Associates, Inc.;

     "BASE VALUE" means, at any time, the value of any Aircraft on the basis of an open, unrestricted, and stable market environment with a reasonable balance of

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     supply and demand of other aircraft and with full consideration of such
     Aircraft's "highest and best use" and presuming an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing such Aircraft adjusted to account for the maintenance status of such Aircraft (with certain assumptions as to use since the last reported status, as set out, as regards any appraisal of base value, in such appraisal);

     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorised by law to be closed in London or New York;

     "CLOSING" means the closing of the sale and purchase of the Shares in accordance with Clause 3 hereof;

     "CLOSING DATE" means the date upon which Closing takes place;

     "COMPANIES" means the Irish Companies and AerCo USA. The term "Companies" also includes AerFi Belgium if that company is later sold by the Sellers to the Purchaser and/or its nominees, and "Company" shall be construed accordingly;

     "DEED OF TAX INDEMNITY" means a deed in the form set out in Schedule 5;

     "DIRECTORS" and "SECRETARY" in relation to a Company means the persons described in Schedule 2 as directors and secretary thereof respectively;

     "DISCLOSURE LETTER" means the disclosure letter of even date herewith from the Sellers to the Purchaser, a copy of which is annexed hereto;

     "DOLLARS" or "$" or "US$" means the lawful currency of the United States of America;

     "ENGINE" means each engine listed in Schedule 8 or, where any such engine has been replaced under the terms of the relevant Lease, and title to the replacement engine has passed to the relevant Company, such replacement engine, and including any and all Parts incorporated in, installed on or attached to such engine or replacement engine;

     "GOVERNMENTAL AUTHORITY" means any governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body;

     "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority;

     "INITIAL APPRAISED VALUE" means, in respect of any Aircraft, the average of the aggregate Base Values for that Aircraft as at 1 March 1998 obtained from the Appraisers and set out opposite the description of that Aircraft in Schedule 8;

     "INTRA-GROUP DEBT" means indebtedness incurred by the Companies to GPA, the amount of which, as at Closing, is set out in Schedule 7;

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     "LEASE" means, for each Aircraft, the aircraft lease agreement relating to it described in Schedule 8 and the sub-leases referred to in Schedule 8;

     "LESSEE" means a lessee under a Lease;

     "LESSOR" means the lessor under a Lease;

     "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any law (including, without limitation, any environmental law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking;

     "LIEN" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, in the case of shares, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership of such shares;

     "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business condition (financial or otherwise), operations, performance or properties of the Companies, taken as a whole;

     "MINISTER" means the Minister for the time being for Enterprise, Trade and Employment;

     "NOTE PURCHASE AGREEMENT" means the Purchase Agreement dated 23 June 1998 between the Purchaser, GPA and Morgan Stanley & Co. International Limited; and

     "NOTES INDENTURE" means the Indenture dated on or about the date hereof made between the Purchaser as issuer and Bankers Trust Company as trustee;

     "NOVATION AGREEMENTS" means the Novation Agreements to which one or more of the Companies is party included within the descriptions of Leases in
     Schedule 8;

     "OFFERING MEMORANDUM" means the Offering Memorandum issued on 23 June 1998 in respect of a debt issue by the Purchaser;

     "OTHER TRANSACTION DOCUMENTS" means the Offering Memorandum, the Aircraft Purchase Agreements, the Deed of Tax Indemnity, the Novation Agreements and the Notes Indenture;

     "PARTS" means any part, component, appliance, accessory, instrument or other item of equipment (other than any of the Engines) incorporated in, installed on or attached to any Aircraft or Engine;

     "PERMITTED LIENS", in respect of any Aircraft, means:

     (a) any lien for taxes, assessments and governmental charges or levies which are not yet due and payable or which are being contested in good faith by

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          appropriate proceedings (provided that if the member of the Seller
          Group who is the owner or lessor of the relevant Aircraft has become aware of any such lien, such lien shall not be a "Permitted Lien" hereunder unless such owner or lessor is using commercially reasonable efforts to have such lien lifted);

     (b) any liens of a repairer, carrier or hangar keeper arising in the ordinary course of business by operation of law, any other similar lien or any engine or parts pooling arrangements in the ordinary course of business;

     (c) any "permitted lien" as defined under the relevant Lease (other than liens created by the relevant Lessor);

     (d) any liens created by or through or arising from debt or liabilities or any act or omission of any Lessee, in each case in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant Lessor (provided that if such Lessor has become aware of any such lien, such lien shall not be a "Permitted Lien" hereunder unless such Lessor is using commercially reasonable efforts to have any such liens lifted);

     (e) any head lease, lease, conditional sale agreement or option permitted under the Leases or purchase options relating to the Aircraft;

     (f) any liens for air navigation authority, airport tending, gate or handling (or similar) charges or levies;

     (g) any lien which would not adversely affect the owner's rights (provided that, taking all the Aircraft as a whole, liens which are permitted under this paragraph (i) but do not otherwise qualify as "Permitted Liens" shall not exceed 1% of the aggregate Initial Appraised Values, or, if greater, $250,000 per Aircraft);

     "PURCHASER INDEMNITY" means the indemnity set out in Clause 5.1 hereof;

     "PURCHASER WARRANTIES" means the warranties and undertakings of the Purchaser contained in Schedule 4;

     "REFERENCE BALANCE SHEETS" means the balance sheets of the Companies prepared as at 31 May 1998 showing the financial positions of each of the Companies as they would have been if the transactions contemplated by the Aircraft Sale Agreements and the Lease Novations had been completed as at that date, and had AerFi Belgium been a subsidiary of AerCo Ireland II at that date;

     "REFERENCE BALANCE SHEET DATE" means 31 May 1998;

     "RELATED DOCUMENTS" has the meaning attributed to it in the Notes
     Indenture;

     "SELLERS' ACCOUNTANTS" means KPMG, Dublin, independent accountants of the Sellers;

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     "SELLER GROUP" means GPA and its consolidated subsidiaries but excluding
     (i) the Companies and (ii) the Purchaser and any other companies which are or on or after Closing become subsidiaries of the Purchaser;

     "SELLER INDEMNITY" means the indemnity set out in Clause 5.2 hereof;

     "SHARES" has the meaning described in Recital (E) above;

     "SOLVENT" means, in respect of any company at any date and on the assumption that the transactions contemplated by this Agreement, the Other Transaction Documents and the Related Documents have been completed or will complete (as the case may be) on the terms and conditions set out therein:--

     (i) In respect of any company other than AerCo USA, that such company on such date:

          (a) is not unable to pay its debts nor would it be deemed to be unable to pay its debts within the meaning of the Relevant Solvency Acts (as defined below); and

          (b) would not become unable to pay its debts nor would be deemed to be unable to pay its debts within the meaning of the Relevant Solvency Acts (as defined below)

          where "RELEVANT SOLVENCY ACTS" means, (i) in respect of a company incorporated in Ireland, Section 214 of the Companies Act, 1963 (ii) in respect of a company incorporated outside Ireland, the equivalent provisions under the laws of its state of Incorporation;

     (ii) in respect of AerCo USA, that on such date:

          (a) the fair value of its property is greater than the total amount of its liabilities, including, without limitation, contingent liabilities;

          (b) the present fair saleable value of its assets is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured;

          (c) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature;

          (d) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small capital;

          for the purposes of this paragraph (ii), the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability;

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     and the term "insolvent" shall be construed accordingly:

     "TCA" means the Taxes Consolidation Act, 1997;

     "WARRANTIES" means the warranties and undertakings of the Sellers contained in Schedule 3.

1.2 COMPUTATION OF TIME PERIODS: In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding",

1.3 STATUTES: Any reference in this Agreement and/or in the Schedules hereto to any statute or statutory provision shall be deemed to include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.4 NUMBER, GENDER: Unless the context shall otherwise require words importing the singular number shall include the plural number and vice versa and words importing persons shall include corporations.

1.5  INTERNAL REFERENCES:
     (a) Words such as "HEREUNDER", "HERETO", "HEREOF" and "HEREIN" and other words commencing with "HERE" shall unless the context clearly indicates the contrary refer to the whole of this Agreement and not to any particular Clause, Sub-Clause, paragraph or sub-paragraph hereof.

     (b) References to "this Agreement" include the schedules and annexes hereto and the Disclosure Letter, and any amendments made in accordance with clause 10.7 below.

     (c) Any reference to any clause, sub-Clause, paragraph or sub-paragraph shall be a reference to the clause, sub-Clause, paragraph or sub-paragraph of this Agreement in which the reference occurs unless it is indicated that reference to some other provision is intended.

     (d)  All references to Schedules refer to Schedules to this Agreement.

1.6 HEADINGS: The headings contained in this Agreement and the Schedules are inserted for convenience of reference only and shall not in any way form part of nor affect or be taken into account in the construction or interpretation of any provisions of this Agreement or the Schedules.

2.   PURCHASE AND SALE
     Upon the terms and subject to the conditions of this Agreement, the Sellers shall sell as beneficial owners (and as holder of record with respect to the AerCo USA Stock), and the Purchaser shall purchase, the Shares and the AerCo USA Stock for the aggregate of the amounts set out in the column headed "Price" in Schedule

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     1 (the "PURCHASE PRICE"). The Shares and AerCo USA Stock shall be sold free from all Liens and with the benefit of all rights attached or accruing thereto.

3.   CLOSING

     Subject to the satisfaction of the conditions specified in Clause 9 hereof. Closing shall take place on the Closing Date, when:

     (a) the Sellers shall deliver to the Purchaser or its nominee (in Dublin, in the case of the items referred to in paragraph (i), and in New York in the case of the items referred to in paragraph (ii) and (iii), and as regards the other items at such location as the Sellers and Purchaser agree):

          (i) duly executed transfers in favour of the Purchaser or its nominees in respect of all the Shares together with all existing share certificates issued in respect thereof or in the case of any lost share certificate an indemnity in lieu thereof in terms reasonably satisfactory to the Purchaser;

          (ii) duly executed stock transfers in favour of the Purchaser in respect of the AerCo USA Stock together with all existing share certificates issued in respect thereof or in the case of any lost share certificate an indemnity in lieu thereof in terms reasonably satisfactory to the Purchaser;

          (iii) Evidence satisfactory to the Purchaser of termination of the Voting Trust;

          (iv) the opinions, certificates and other documents to be delivered pursuant to Clause 9.2;

          (v) any power of attorney under which any document required to be delivered to the Purchaser under this Clause has been executed and such other documents including any waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Shares;

          (vi) the Certificates of Incorporation and Certificates of Incorporation on Change of Name in respect of the Irish Companies, and the Certificate of Amendment of Certificate of Incorporation in the case of AerCo USA, the by-laws of AerCo USA and the seals, statutory books (duly written up to date), books of account, and all other books, documents or records and papers of the Companies other than AerFi Belgium;

          (vii) the written resignations of the directors and the secretaries from their respective offices in the Companies (other than in the case of AerFi Belgium), with written acknowledgements under seal from each of them in such form as the Purchaser requires that he or she has no claim against the relevant Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any grounds whatsoever;

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     (b)  board meetings of the Irish Companies shall be held at which:

          (i) such persons as the Purchaser may nominate shall be appointed additional directors or equivalent officers of such companies;

          (ii) the transfers referred to at paragraph 3(a)(i) shall be approved (subject to stamping);

          (iii) the resignations referred to in paragraphs 3(a)(vii) shall be submitted and accepted;

     (c) board meetings of AerCo USA shall be held at which the resignations referred to in paragraphs 3(a)(vii) shall be submitted and accepted, such persons as the Purchaser may nominate shall be appointed additional directors or equivalent officers of such companies; and

     (d) the Purchaser shall pay to the Sellers the Purchase Price by wire transfer in immediately available funds to such bank account(s) as the Sellers shall have specified by written notice to the Purchaser not later than five (5) Business Days prior to the Closing Date.

4.   REPRESENTATIONS AND WARRANTIES OF SELLERS

4.1 WARRANTIES IN TERMS OF SCHEDULE 3: Subject to such matters as are contained in the Disclosure Letter, the Sellers and each of them jointly and severally hereby represent, warrant and undertake to the Purchaser as of the date hereof and at the Closing Date in the terms of the Warranties set out in Schedule 3.

4.2 SEPARATE AND INDEPENDENT: Each of the Warranties shall be construed as a separate and independent representation and warranty and shall not be limited or restricted by reference to the terms of any other provision of this Agreement or any other Warranty.

4.3  NOTICE AND REMEDY FOR BREACH:

     (a) At any time after Closing, upon becoming aware of any breach of Warranty, the Purchaser shall be entitled to deliver to the Sellers a notice specifying the Warranty or Warranties which is or are untrue or incorrect by reference to the facts and circumstances subsisting at the Closing with details of such facts or circumstances (a "BREACH NOTICE").

     (b) The Sellers shall, on receipt of a Breach Notice, have a period of 30 days (or such longer period as the Purchaser may agree) from the date of receipt of the Breach Notice to remedy the matter giving rise to the breach of Warranty (if capable of remedy) specified in such Breach Notice.

4.4 DISCLAIMER: SAVE AS EXPRESSLY PROVIDED IN SCHEDULE 3 HEREOF, THE SELLERS MAKE NO WARRANTIES, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO THE AIRCRAFT OR ANY OF THEM. THE PURCHASER HEREBY WAIVES RELEASES AND RENOUNCES ALL WARRANTIES, OBLIGATIONS AND

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     LIABILITIES OF THE SELLERS INCLUDING BUT NOT LIMITED TO (1) ANY IMPLIED
     WARRANTY AS TO THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, VALUE, CONDITION, DESIGN, USE OR OPERATION OF THE AIRCRAFT OR ANY PAST PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE OR OTHERWISE, (2) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT (INCLUDING STRICT LIABILITY), AND (3) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, FOR ANY LIABILITY OF ANY LESSEE TO ANY THIRD PARTY, FOR ANY LIABILITY OF THE PURCHASER TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; AND ALL SUCH WARRANTIES, GUARANTEES, REPRESENTATIONS, OBLIGATIONS, LIABILITIES, RIGHTS, CLAIMS OR REMEDIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

5.   INDEMNITY

5.1 PURCHASER INDEMNITY: The Purchaser agrees to indemnify the Sellers and their affiliates, and any of their successors and assigns, officers, directors, servants, agents and employees (each a "PURCHASER
     INDEMNITEE") from and against any claims, damages, losses, costs, expenses, fees (including counsel's fees), payments, demands, liabilities, actions, proceedings, penalties or fines (together, the "LOSSES") which any Purchaser Indemnitee may incur or suffer, (i) in relation to any Aircraft to the extent it arises out of a loss or liability relating to acts or omissions (other than acts or omissions of a Purchaser Indemnitee) after the Closing Date, or (ii) in relation to any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement (together the "PURCHASER
     INDEMNITY"), provided that:-

     (a) such loss or liability would exceed in the aggregate US$4.5 million and, in such event, subject to clause 6 hereof, the Purchaser agrees to indemnify for the full amount of such loss or liability; and

     (b) the Purchaser Indemnity shall not extend to any claim on account of any Taxes occasioned by any delivery of Aircraft.

5.2 SELLER INDEMNITY: The Sellers hereby jointly and severally agree to indemnify the Purchaser and its affiliates, and any of their successors and assigns, officers, directors, servants, agents and employees (each a "SELLER INDEMNITEE" and, together with the Purchaser Indemnitees, the "INDEMNIFIED PARTIES") against any Losses arising out of or resulting from:-

     (a)  the breach by the Sellers of any Warranty;

     (b) the breach of any covenant or agreement contained in this Agreement by the Sellers; and

     (c) Non-agreed Liabilities of the Companies or any of them not reflected on the Reference Balance Sheets, whether arising before or after the Closing Date, that are directly caused by any action or inaction on the part of the

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          Companies or any of them prior to the Closing Date other than any actions or inactions in the ordinary course of the business of the relevant Company,

     in each case whether or not any action, investigation, litigation or proceeding relating thereto is brought by the Purchaser, the Sellers or any other Seller indemnitee and whether or not a Seller indemnitee is otherwise a party thereto. To the extent that the Sellers' undertakings in this Clause 5.2 may be unenforceable, the Sellers shall jointly and severally contribute the maximum amount that it is permitted to contribute under any applicable law to the payment and satisfaction of all Losses which any Seller Indemnitee or any Company may incur or suffer,

     PROVIDED THAT the indemnity contained in this clause 5.2 shall not extend to or cover any liabilities or claims for Losses resulting from, incurred in connection with or arising from a liability to Tax (it being the intention of the parties that claims in respect of Tax would be subject matter of the Deed of Tax Indemnity).

5.3  NOTICE OF CLAIMS:

     (a) An Indemnified Party shall give the Purchaser or the Sellers (as the case may be) (the "INDEMNIFYING PARTY") notice of any matter which such Indemnified Party has determined has given, or could give, rise to a right of indemnification under this Agreement, within sixty (60) days of such determination. The notice shall state the amount of the Loss, if known, and the method of its calculation and shall contain a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

     (b) If an Indemnified Party receives written notice of any third party claim or potential claim ("THIRD PARTY CLAIM") against it which is or may be subject of a claim by it under the Purchaser Indemnity or the Seller Indemnity (as the case may be), the obligations and liabilities of the Indemnifying Party under this Clause 5 shall be subject to the following terms and conditions:

          (i) the Indemnified Party shall give written notice thereof to the Indemnifying Party within thirty (30) days of receipt of such notice provided that failure to give such notice shall not release the Indemnifying Party from any of its obligations under this clause 5 except to the extent such Indemnifying Party has been released from any other obligation or liability that it may have to an Indemnified Party otherwise than under this Clause 5;

          (ii) the Indemnifying Party shall be entitled to assume and control the defence of such Third Party Claim and take such further action to contest, resist or appeal the validity, applicability and amount of such claim in appropriate administrative or judicial proceedings either:

               (A) In the name of the Indemnified Party (provided the Indemnifying Party shall Indemnify and secure the Indemnified Party to its reasonable satisfaction against all losses costs damages and expenses which may be incurred thereby), or

               (B)  In its own name,

               in either case, at its own expense and through retaining legal advisers of its choice provided that it gives notice of its intention to do so to the Indemnified Party within five (5) days of receipt of the notice of such Third Party Claim from the Indemnified Party; provided however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same legal advisers to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own legal advisers, in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises its right hereunder to undertake the defence of any such Third Party Claim, the Indemnified Party shall co-operate with the Indemnifying Party in such defence as is reasonably required by the Indemnifying Party. In the event that the Indemnified Party is, directly or indirectly, conducting the defence against any such Third Party Claim, the Indemnifying Party shall co-operate with the Indemnified Party in such defence as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

5.4 TO BE MADE FREE FROM DEDUCTIONS: All sums payable under or pursuant to the Purchaser Indemnity or the Seller Indemnity shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law the Indemnifying Party shall be obliged to pay to the Indemnified Party such sums as will after such deduction or withholding have been made leave the Indemnified Party with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding together with interest on the amount payable by the Indemnifying Party under this sub-clause at a rate equal to the rate of interest applicable to the Class D Notes (as defined in the Notes Indenture) in respect of the period commencing on the date upon which payment of the full amount was due until payment by the Indemnifying Party of such amount is made (both before and after judgment). If any sum payable by the Indemnifying Party under or pursuant to the Purchaser Indemnity or the Seller Indemnity is subject to tax in the hands of the Indemnified Party the same obligation to make an increased payment shall apply in relation to such tax liability as if it were a deduction or withholding required by law. For the avoidance of doubt, the parties hereby agree and confirm that any Indemnifying Party shall not be under any obligation to make any payment to any Indemnified Party under this Clause 5.4 to the extent that the Indemnified Party would be in a better position than if no payment by way of indemnity was required to be made.

6.   LIMITATIONS ON WARRANTIES AND INDEMNITY

6.1 TIME LIMIT ON CLAIMS: No claim shall be brought by the Purchaser in respect of any breach of the Warranties or under or pursuant to the Seller Indemnity unless notice in writing of such claim (specifying in reasonable detail (a) the event matter or default which gives rise to the claim, (b) the breach that results and (c) the amount claimed) has been given to the Sellers not later than; in the case of a tax Warranty, the expiration of a period of seven (7) years from Closing or, in the case of any other Warranty, the expiration of a period of three (3) years from Closing.

6.2 FINANCIAL LIMIT ON CLAIMS: Notwithstanding anything to the contrary contained in this Agreement, the Deed of Tax Indemnity, or the Aircraft Sale Agreements the maximum aggregate liability of:

     (a) the Sellers and their Affiliates arising out of or resulting from or by reason of any claims under or pursuant to (i) the Warranties, (ii) the Seller Indemnity (iii) the Deed of Tax Indemnity and (iv) the Aircraft Sale Agreements shall not exceed US$185 million; and

     (b) the Purchaser arising out of or resulting from or by reason of any claims under or pursuant to the representations and warranties contained in this Agreement or the Purchaser Indemnity shall not exceed US$5 million.

6.3 EXCLUSION OF SMALL CLAIMS: The Sellers shall only be liable in respect of any claim brought by the Purchaser for a breach of the Warranties or Seller Indemnity if the aggregate liability of the Sellers for such claims, when aggregated with any claims under the Deed of Tax Indemnity, would exceed in aggregate US$4.5 million (the "THRESHOLD"). In the event that such claim or claims exceed the Threshold, the Sellers shall be liable (subject to clause
     6.2 (a)) for the full amount of such claim.

6.4 RETROSPECTIVE LEGISLATION: The Sellers shall not be liable for any breach of any of the Warranties if such breach arises as a result of any statute, enacted or any amendment, modification or order made or Statutory Instrument passed or the occurrence of any analogous event after this date.

6.5 LIABILITY OF SKYSCAPE: The Purchaser hereby acknowledges that Skyscape is a party to this Agreement in its capacity only as holder of one Ordinary Share in each of the Irish Companies as nominee for GPA. Skyscape's maximum liability to the Purchaser in respect of any claims under this Agreement (including any breaches of Warranty or under the Seller Indemnity) or under the Deed of Tax Indemnity shall be limited to IR (pound) 1.

7.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     WARRANTIES IN TERMS OF SCHEDULE 4: The Purchaser hereby represents, warrants and undertakes to the Sellers and each of them in the terms of the Purchaser Warranties.

8.   ADDITIONAL COVENANTS AND AGREEMENTS

8.1 FURTHER ACTION: At the request of the Purchaser, the Sellers and each of them shall (and shall procure that any other necessary parties shall) execute and do all such documents acts and things as may reasonably be required subsequent to Closing by the Purchaser in order to perfect the right, title and interest of the Purchaser to and in the Shares and the AerCo USA Stock and to procure the registration of the Purchaser as the registered holder of the Shares and the AerCo USA Stock as appropriate.

8.2 INSURANCE: The Purchaser covenants and agrees to use its best endeavours to procure or to cause the Lessees to continue to maintain in accordance with the terms of the Leases until the third anniversary of the Closing Date, insurances relating to the Aircraft naming as additional insureds those of the Sellers or their Affiliates, or any existing Servicer of any of them, who are named as insureds on the Insurance policies in effect at the Closing Date. In the event that any such existing insurance coverage in respect of the Sellers or their Affiliates, or any existing Servicer, cannot be maintained, the Purchaser shall provide written notice to the Seller before such coverage is terminated.

8.3 MANUFACTURERS' WARRANTIES/FURTHER ASSURANCE: The Sellers agree to assign, or, as appropriate, to use their best endeavours to procure that their Affiliates assign to the relevant Company, to the extent permitted by law, any rights and benefits under any manufacturers' warranties still in effect to the extent that they (a) relate to the Aircraft and (b) have not already been assigned to the relevant Company. After the Closing Date, the Purchaser and the Sellers agree to take all appropriate action which may be reasonably necessary or advisable to carry out any of the provisions hereof; provided that, with respect to carrying out the assignments referred to in the preceding sentence, the Sellers shall not be obliged to seek the consent of any such manufacturer.

9.   CONDITIONS TO CLOSING

9.1 CONDITIONS TO OBLIGATIONS OF SELLERS: The obligation of the Sellers under this Agreement are conditional upon satisfaction of the following conditions on or prior to Closing:--

     (a) compliance with rules regarding provision of financial assistance in Ireland;

     (b) all authorisations, consents, orders and approvals of Government Authorities and officials listed in the Disclosure Letter having been obtained in form and substance reasonably satisfactory to the Sellers;

     (c) the representations and warranties of the Purchaser contained in this Agreement being true and correct when made and being true and correct in all material respects as of the Closing Date, other than such representations and warranties as are made as of another date, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before Closing having been complied with in all material respects, and the Seller having received a duly executed certificate of the Purchaser to such effect;

     (d) no Action having been commenced by or before any Governmental Authority against either the Sellers, the Purchaser, the Companies or any of them seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Sellers, is likely to render it impossible or unlawful for any of the parties to perform their obligations hereunder PROVIDED HOWEVER that this condition shall not apply to any Action directly or indirectly solicited or encouraged by the Sellers;

     (e) the Purchaser having performed or having satisfied in all material respects all covenants, agreements and conditions on its part to be performed or satisfied by it under this Agreement and, to the extent required to be satisfied on or prior to the Closing Date, the Other Transaction Documents and Related Documents to which it is a party, and no material default having occurred and being still in existence, or resulting from the execution, delivery or performance of this Agreement under any Other Transaction Document;

     (f) the Note Purchase Agreement having been duly entered into on terms satisfactory to the Sellers and having become unconditional in all respects save for any conditions relating to this Agreement or the satisfaction of the conditions precedent hereunder;

     (g) receipt of a certified copy resolution of the board of directors of the Purchaser duly authorising the execution, delivery and performance by the Purchaser of this Agreement and the Deed of Tax Indemnity and the transactions contemplated hereby and thereby; and

     (h) receipt of a certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and signatures of each of the directors or other officers of the Purchaser authorised to sign this Agreement and the Deed of Tax Indemnity and the documents to be delivered thereunder.

9.2 CONDITIONS TO OBLIGATIONS OF PURCHASER: The obligations of the Purchaser under this Agreement are conditional upon satisfaction of the following conditions on or prior to Closing:-

     (a) compliance with rules regarding provision of financial assistance in Ireland;

     (b) all authorisations, consents, orders and approvals of Government Authorities and officials listed in the Disclosure Letter having been obtained in form and substance reasonably satisfactory to the Purchaser;

     (c) the Warranties being true and correct when made and being true and correct as of the Closing Date other than such Warranties as are made as of another date and the covenants and agreements contained in this Agreement to be complied with by the Sellers on or before Closing having been complied with in all material respects and the Purchaser having received a duly executed certificate from the Sellers to such effect;

     (d) no Action having been commenced or threatened by or before any Governmental Authority against the Sellers, the Purchaser, the Companies or any of them seeking to restrain or materially and adversely alter the transactions contemplated hereby which the Purchaser reasonably believes is likely to render it impossible or unlawful for any of the parties to perform their obligations hereunder or which could have a Material Adverse Effect and the Purchaser having received a duly executed certificate of the Sellers to such effect in regard to the Sellers and the Companies; PROVIDED HOWEVER that this condition shall not apply to any Action solicited or encouraged by the Purchaser;

     (e) receipt of a certified copy resolution of the board of each of the Sellers duly authorising the execution, delivery and performance by the Sellers of this Agreement and the Deed of Tax Indemnity and the transactions contemplated hereby and thereby;

     (f) receipt of a certificate of the Secretary or Assistant Secretary of each of the Sellers certifying the names and signatures of each of the officers of the Sellers authorised to sign this Agreement and the Deed of Tax Indemnity and the documents to be delivered thereunder;

     (g) GPA having delivered to the Purchaser a certificate of solvency in the form set out in Schedule 6A or such other form as may be agreed with the Purchaser;

     (h) the Note Purchase Agreement and Other Transaction Documents having been duly entered into and having become unconditional in all respects save for any conditions relating to this Agreement or the satisfaction of the conditions precedent hereunder;

     (i) insofar as not already provided to the Purchaser or held by the Companies, receipt of:--

          (i) the Leases (and, as regards the Aircraft with serial number 240, the head lease), or confirmation (in terms satisfactory to the Purchaser) that same are held to the order of the Purchaser or the relevant Company; and

          (ii) delivery acknowledgements or bills of sale evidencing the title of the relevant Companies to the Aircraft PROVIDED that nothing in this Clause shall compel the Sellers to produce any original bills of sale at any location in the United Kingdom;

     (j) the Purchaser having determined that each member of the Seller Group has performed or caused to have performed on or prior to the Closing Date each covenant, agreement, delivery or condition to be performed or satisfied under all of the Leases on or prior to the Closing Date, the non-performance of which, taken as a whole, would materially affect the decision of a reasonable purchaser of the Notes to purchase Notes;

     (k)  receipt of certified copies of the reports of the Appraisers;

     (l)  receipt of the Deed of Tax Indemnity duly executed by the Sellers;

     (m) receipt of the Disclosure Letter (including any supplements to the Closing Date). In form and substance reasonably satisfactory to the Purchaser; and

     (n)   receipt of an option of the Insurance Adviser.

 9.3 LEGAL OPINIONS: The Sellers shall deliver to the Purchaser on or immediately after Closing:-

     (i) an opinion from McCann FitzGerald addressed to the Purchaser and certain other parties and dated the Closing Date;

     (ii) an opinion of Morris, James, Hitchens & Williams with respect to the transfer of the AerCo USA Stock, addressed to the Purchaser and certain other parties and dated the Closing Date; and

     (iii) an option of Davis Polk and Wardwell as to the efficacy of the termination of the Voting Trust, addressed to the Purchaser and certain other parties and dated the Closing Date.

 9.4 FURTHER CONDITION AND AGREEMENT: The obligations of the Sellers and the Purchaser under this Agreement are further conditional upon no change having occurred after the date of this Agreement in any applicable law which would make it illegal for any party to this Agreement or the Other Transaction Documents or Related Documents to perform any of their respective obligations under this Agreement or such Other Transaction Documents or Related Documents; provided, however, that if any such change has occurred in relation to this Agreement, the parties shall cooperate and for such purposes use all reasonable endeavours to restructure their respective obligations under this Agreement as to avoid the aforementioned illegality.

10.  MISCELLANEOUS

10.1 WAIVER: The Sellers or the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other party,
     (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such waiver or extension shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure by any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

10.2 AGREEMENT NULL AND VOID: If this Agreement does not become unconditional on or before 15 September 1998 (or such later day as the Sellers and the Purchaser shall agree), then this Agreement shall be null and void and the parties shall be released from their obligations hereunder. The Sellers and the Purchaser shall use their respective best endeavours to ensure that this Agreement becomes unconditional by such date.

10.3 EXPENSES: Except as otherwise specified in this Agreement, each party to this Agreement shall pay its or his own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made, whether or not Closing shall have occurred.

10.4 NOTICES: Every notice, request, demand or other communication under this Agreement shall:

     (a) be in writing delivered personally, or by prepaid courier delivery services such as Federal Express, DHL or other similar services, or by telex (but only where being sent to a party for whom a telex number is stated in paragraph (c) below) or facsimile (confirmed, in the case of facsimile, by prepaid airmail letter sent within 24 hours of dispatch but so that non-receipt of such confirmation shall not affect in any way the validity of the facsimile in question);

     (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a facsimile or telex, at the time of dispatch with confirmed answerback of the addressee appearing at the beginning and end of the communication, (provided, however, that, in the case of a facsimile, if the date of dispatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day), and in the case of a letter, when delivered personally; provided, however, that if personal delivery or delivery by courier of a notice is tendered but refused, such notice shall be effective upon such tender; and

     (c)  be sent:-

          if to the Sellers, to:

                                 GPA House
                                 Shannon
                                 Co Clare
                                 Ireland
                                 Attn: Company Secretary
                                 Facsimile: 00 353 61 360 220

          if to the Purchaser, to:

                                 22 Grenville Street
                                 St Heller
                                 Jersey JE4 8PX
                                 Channel Islands
                                 Attn: Mourant & Co. Secretaries Limited
                                 Facsimile: 0044 1534 609 333,

          with a copy to GPA Administrative Services Limited as Administrative Agent at GPA House, Shannon, Co Clare, Ireland, Attn: Company Secretary, Facsimile: 00 353 61 360503.

10.5 SEVERABILITY: If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are effected as originally contemplated to the greatest extent possible.

10.6 ASSIGNMENT: This Agreement shall be binding upon and enure to the benefit of the successors of the parties but shall not be assignable by either the Sellers or the Purchaser without the express written consent of the other party (which consent may be granted or withheld in the sole discretion of that other party) provided however that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Sellers.

10.7 AMENDMENT: This Agreement may not be amended except (a) by an instrument in writing signed by or on behalf of the Sellers and the Purchaser or (b) by a waiver in accordance with clause 10.1 hereof.

10.8 APPLICABLE LAW AND JURISDICTION:

     (a) This Agreement shall be governed by and construed in accordance with the laws of Ireland, except that the warranties relating to AerCo USA set out in Part 2 of Schedule 3 and the definition of "Solvency" as it relates to AerCo USA shall be interpreted in accordance with the laws of the State of New York.

     (b) Each of the parties hereby submits to the non-exclusive jurisdiction of the courts of Ireland. The Purchaser hereby irrevocably:-

          (i) waives any objections on the ground of venue or forum non conveniens or any similar grounds; and

          (ii) consents to service of process by mail or in any other manner permitted by applicable law.

     (c) The Purchaser shall at all times maintain an agent for service of process in Ireland. The Purchaser appoints GPA Administrative Services Limited, of GPA House, Shannon, Co Clare, Ireland, Attn: Company Secretary, as such agent. Any writ, judgment or other notice of legal process issued out of the courts in Ireland in respect of this Agreement shall be sufficiently served on the Purchaser if delivered to such agent at its address for the time being. The Purchaser undertakes not to revoke the authority of the above agent and if, for any reason, such agent no longer serves as agent of the Purchaser, the Purchaser shall promptly appoint another such agent and advise the Sellers thereof.

10.9 SURVIVAL AFTER CLOSING: The provisions of this Agreement in so far as the same shall not have been performed at Closing shall remain in full force and effect notwithstanding Closing.

10.10 COUNTERPARTS: This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


IN WITNESS WHEREOF the parties have executed this Agreement on the date written above.



Signed by __________________
the duly authorised attorney
of GPA GROUP PLC
in the presence of:





Signed by __________________
the duly authorised attorney
of SKYSCAPE LIMITED
in the presence of:





Signed by __________________
for and on behalf
of AERCO LIMITED
in the presence of:

      SCHEDULE 1 -- DETAILS RELATING TO THE SHARES AND AERCO USA STOCK



SHARES/AERCO USA STOCK        HELD BY                 PRICE
TO BE SOLD

1 Irish Pound Share of        GPA Group plc           US$150,000
IR(Pound)1
and 150,000 Ordinary
Shares of US$1 in AerCo
Ireland Limited


1 Irish Pound Share of        Skyscape Limited
IR(Pound)1 in AerCo
Ireland Limited


1 Irish Pound Share of        GPA Group plc           US$150,000
IR(Pound)1 and 150,000
Ordinary Shares of US$1
in AerCo Ireland Limited


1 Irish Pound Share of        Skyscape Limited
IR(Pound)1 in AerCo
Ireland II Limited


10,000 shares of              GPA Group plc           US$10,000
Common Stock of AerCo
USA Inc of par value $1
per share


           SCHEDULE 2 - FURTHER INFORMATION CONCERNING THE COMPANIES

                            1. AERCO IRELAND LIMITED

Incorporated in Ireland under the Companies Acts, 1963 - 1990 on 21 November 1997 under the name Moomington Limited and changed its name to its current name on 16 May 1998.

REGISTERED NUMBER: 275814

REGISTERED OFFICE: 2 Harbourmaster Place, Dublin 1

DIRECTORS:

Patrick Dalton
John Redmond

SECRETARY:

John Redmond

AUDITORS:


AUTHORISED SHARE CAPITAL: IR(pound)100,000 divided into 100,000 Irish Pound shares of IR(pound)1 each, and US$1,000,000 divided into 1,000,000 Ordinary Shares of US$1 each.

ISSUED SHARE CAPITAL; IR(pound)2 divided into 2 Irish Pound shares of IR(pound)1 each, and US$150,000 divided into 150,000 Ordinary Shares of US$1 each, held as follows:

REGISTERED HOLDER        BENEFICIAL OWNER        SHARES HELD

GPA Group plc            GPA Group plc           1 IR(pound)1 Irish Pound share
GPA Group plc            GPA Group plc           150,000 US$1 Ordinary shares
Skyscape Limited         GPA Group plc           1 IR(pound)1 Irish Pound share


                          2. AERCO IRELAND II LIMITED

Incorporated in Ireland under the Companies Acts, 1963 - 1990 on 21 November 1997 under the name Littsfield Limited and changed its name to its current name on 28 April 1998.

REGISTERED NUMBER: 275810

REGISTERED OFFICE: 2 Harbourmaster Place, Dublin 1

DIRECTORS:

Patrick Dalton
John Redmond

SECRETARY:

John Redmond

AUDITORS:

AUTHORISED SHARE CAPITAL: IR(pound)100,000 divided into 100,000 Irish Pound shares of IR(pound)1 each, and US$1,000,000 divided into 1,000,000 Ordinary Shares of US$1 each.

ISSUED SHARE CAPITAL: IR(pound)2 divided into 2 Irish Pound shares of IR(pound)1 each, and US$150,000 divided into 150,000 Ordinary Shares of US$1 each, held as follows:

REGISTERED HOLDER     BENEFICIAL OWNER      SHARES HELD

GPA Group plc         GPA Group plc         1 IR(pound)1 Irish Pound share
GPA Group plc         GPA Group plc         150,000 US$1 Ordinary Shares
Skyscape Limited      GPA Group plc         1 IR(pound)1 Irish Pound share


                             3. AERFI BELGIUM N.V.

Incorporated in Belgium on 31 January 1985 under the name Guinness Peat Aviation (Belgium) N.V. and changed its name to its current name on 8 April 1998.

REGISTERED NUMBER: 467580

REGISTERED OFFICE: Neerveldstraat 101-103, Bus 3, 1200 Sint-Lambrechts-Woluwe, Brussels, Belgium

DIRECTORS:

Frieda Declercq
Johan Dumon
John Redmond

AUDITORS:

KPMG

Authorised share capital: BEF1,250,000 divided into 1,250 shares with no par value

Issued shares: 1,250 shares with no par value held as follows:

REGISTERED HOLDER        BENEFICIAL OWNER        SHARES HELD

GPA Group plc            GPA Group plc           1,249
Skyscape Limited         Skyscape Limited        1


                                4. AERCOUSA INC.

Incorporated in Delaware on 13 July 1997 under the name Elasis Leasing USA Inc. and changed its name to its current name on 13 April 1998.

REGISTERED OFFICE:  c/o Nationwide Information Services, Inc.
                    15 North Street
                    Dover
                    Delaware 19901

DIRECTORS:

Patrick Dalton
Caren Mack
Stephanie Rudolph

OFFICERS:

President - Stephanie Rudolph
Secretary and Treasurer - Caren Mack

AUDITORS:

AUTHORISED SHARE CAPITAL: US$10,000 divided into 10,000 shares of US$1 each

ISSUED STOCK:

10,000 shares of Common Stock of par value $1, held by First Security Bank, National Association, under terms of Voting Trust Agreement dated as of 22 April 1998 among GPA Group plc, AerCoUSA and First Security Bank, National Association as amended on 9 July 1998; all Voting Certificates under the Voting Trust Agreement are owned by GPA Group plc.

             SCHEDULE 3 - REPRESENTATIONS AND WARRANTIES OF SELLERS

     PART 1 - GENERAL MATTERS AND MATTERS RELATING TO ALL OF THE COMPANIES

1.   SELLERS

     Each of the Sellers is duly incorporated and validly existing under the laws of Ireland and each has all necessary power and authority to enter into this Agreement and the Deed of Tax Indemnity and to carry out its obligations thereunder. The execution and delivery of this Agreement and the Deed of Tax Indemnity by each Seller and the performance of its obligations thereunder have been duly authorised by all requisite action on its part. This Agreement and the Deed of Tax Indemnity have been duly executed and delivered by the Sellers and (assuming due authorisation, execution and delivery by the Purchaser) constitute legal, valid and binding obligations of each of the Sellers.

2.   NO CONFLICTS

     The entry into and performance by each Seller of this Agreement, and the transactions contemplated hereby, do not and will not conflict with or violate:

     (a)  the constitutional documents of such Seller or any of the Companies;
          or

     (b) any laws, rules, regulations, orders, judgments or decrees binding on such Seller or any of the Companies; or

     (c) in any material respect, any material agreement, instrument or document which is binding upon such Seller or any of the Companies or any of their respective assets nor result in the creation of any Lien, other than Permitted Liens, over any of their assets to be transferred to the Purchaser hereunder.

3.   GOVERNMENT CONSENTS AND APPROVALS

     (a) The execution, delivery and performance of this Agreement by each Seller does not require any material consent, approval, authorisation or other order of, action by, filing with or notification to any Governmental Authority, other than (a) such consent, approval, authorisation or other order, or action by, filing with or notification to any Governmental Authority that will be made or obtained at or prior to Closing or (b) as described in the Disclosure Letter.

4.   FULL AND FINAL TRANSFER

     The sale of the Shares contemplated by this Agreement shall constitute, following registration in the Registers of Members of the Irish Companies, a full and final transfer of the legal and beneficial ownership of the Shares to the Purchasers and/or its nominee(s) and after Closing the Sellers shall retain no right, title or interest therein.

     The sale of the AerCo USA Stock pursuant to the terms and conditions of this Agreement shall constitute a full and final transfer of the legal and beneficial

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
     ownership of GPA's right, title and interest in the AerCo USA Stock to the Purchaser and after Closing GPA shall retain no right, title or interest therein.

5.   LITIGATION

     No litigation, arbitration or administrative proceeding or claim which could reasonably by itself or together with any other such proceedings or claims:-

     (a)  have a Material Adverse Effect or

     (b) materially adversely affect any Seller's ability to observe or perform any of its obligations hereunder or challenge the legality, validity or enforceability of this Agreement or the transactions contemplated hereby is at present in progress or pending or threatened in writing against any Seller or any of the Companies (other than, in the case of proceedings involving the Sellers or either of them, any which such Seller is contesting in good faith by appropriate proceedings and in respect of which proper provision has been made) except as set forth in the Disclosure Letter which describes the parties, nature of the proceedings, the date and method commenced, the amount of damages or other relief sought and, if applicable, paid or granted.

6.   COMPLIANCE WITH LAWS

6.1 None of the Companies has violated any applicable laws or Governmental Orders in any material respect.

6.2 Save to the extend that same is the responsibility of the Lessee under the Lease of an Aircraft, each of the Companies has obtained and is maintaining all material permits, licences, authorisations, certificates, exemptions and approvals necessary to enable it to carry on its business (including in regard to any environmental matters) (collectively, "PERMITS") and failure to obtain which would give rise to a fine, penalty or other liability or sanction on the part of such Company and all such Permits are in full force and effect.

7.   MATERIAL CONTRACTS

7.1 None of the Companies is party to any contract other than the Aircraft Purchase Agreements, the Leases and head leases (details of which are set out in Schedule 8) the Intra-Group Debt and Other Transaction Documents and Related Documents;

8.   AIRCRAFT

8.1  LIST OF AIRCRAFT

     Schedule 8 of this Agreement lists:

     (a) each Aircraft and Engine owned by the Companies as of the date hereof and each Aircraft (including Engines) which the Companies have contracted to acquire on or prior to Closing;

     (b) each Lease, and, in the case of the Aircraft with serial numbers 240 and 22496, the head leases and, in the case of the Aircraft with serial number 46064, the sub-lease

     (c)  the Initial Appraised Value of each such Aircraft.

     No head lease is in effect in respect of any Aircraft other than the Aircraft with serial numbers 240 and 22496 and no sub-lease is in effect in respect of any of the Aircraft other than the Aircraft with serial number 46064.

8.2  TITLE TO ASSETS

     The Companies have or will at Closing have full legal and beneficial title to their respective Aircraft free and clear from any Liens (other than Permitted Liens).

8.3  THE LEASES AND RELATED MATTERS

     At Closing, the Sellers shall have delivered or shall have caused a copy of each Lease (and, where applicable, head lease) and related collateral document to which a Company is party (or to which a Company will become party on Closing) to be delivered to or made available to or held to the order of the Purchaser or the relevant Company.

     (a) Each Lease, and, where applicable, head lease, constitutes the whole agreement between the parties thereto relating to the applicable Aircraft other than agreements the existence of which would not individually or taken together with all other such agreements in respect of the Leases materially affect the decision of a reasonable purchaser of the Notes to purchase Notes;

     (b)(i) The Disclosure Letter contains details of any current Events of Default (as such term is defined in such Lease) under each Lease and, where applicable, head lease involving failure by the Lessee to make any payment when due under such Lease or head lease, as at 30 June 1998;

        (ii) To the knowledge of such Seller no other material Events of Default under any Lease (or, where applicable, head lease) (as such term is defined in such Leases) have occurred and are continuing;

     (c) No Event of Loss or Casualty Occurrence under any Lease (as such terms are defined in such Lease) has occurred;

     (d) To the Sellers' knowledge, there are no outstanding claims which have been validly asserted by any Lessee arising out of any Lease (or, where applicable, head lease), other than claims constituting Permitted Liens;

     (e) To the Sellers' knowledge, no event has occurred or act or thing has been done or omitted to be done by any of the Sellers or the Companies pursuant to which or as a result of which any of the Leases (or, where applicable, head lease) can be terminated or obligations of any such party thereunder would be rendered invalid, illegal or unenforceable;

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
     (f) To the Sellers' knowledge, there are no Aircraft subject to a Lease with respect to which certificates of airworthiness are not in force; and, based on the existence of such certificates of airworthiness, the Sellers have no reason to believe that any compulsory airworthiness directives are outstanding against any Aircraft;

     (g) No claims for contributions to the cost of compliance with airworthiness directives pursuant to the terms of any lease (or, where applicable, head lease) by the Sellers or the Companies are outstanding against any Aircraft;

     (h) Since the date of the Appraisers' reports, none of the Aircraft has been involved in any incident which caused damage in excess of the relevant Damage Notification Threshold (as defined in the relevant Lease); and

     (i) The rental set out in Schedule B is the current rental payable in respect of the relevant Aircraft and there are no separate agreements or understandings with respect to such Aircraft or all of the Aircraft taken as a whole, which would materially affect the decision of a reasonable purchaser of the Notes to purchase Notes.

9.   EMPLOYMENT

     None of the Companies has or has ever had any employees.

10.  INSURANCES

10.1 The opinion of the Insurance Adviser, with respect to the insurances maintained by the Companies in respect of the Aircraft, Engines and Parts, will be delivered by Closing.

10.2 All material assets, properties and risks of the Companies are, and for the past five years (or, if shorter, since incorporation) have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies of insurance (including, without limitation, general liability insurance, property insurance and political risk insurance) issued in favour of the Companies, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Companies, as the case may be. At the time of Closing, and upon the completion of the transactions contemplated hereby, all insurance policies currently in effect will be outstanding and duly in force. The Disclosure Letter sets out a true and complete list of all insurance policies maintained by or for the Companies other than those which are referred to in the opinion of the Insurance Advisor. All such insurance policies are in full force and effect; the Companies have duly paid or have required Lessees to pay or have otherwise caused to be paid all premiums accrued thereon and no notice of termination has been received from any issuer of any such policies.

11.  BANK ACCOUNTS

     A statement of all bank, deposit or similar accounts of the Companies and of the credit or debit balance thereon at the Reference Balance Sheet Date is included in the Disclosure Letter and the Companies do not maintain any other accounts with any bank or other lender or deposit taken and there have been no payments out of any such accounts not reflected therein.

12.  RELATIONS WITH SELLER GROUP

     None of the Companies has taken part in the management of the affairs of any members of the Seller Group or has held itself out as being liable or responsible for any debts or liabilities of any member of the Seller Group.

13.  INTRA-GROUP DEBT

     Schedule 7 sets out all of the debt owed by the Companies to GPA as at Closing. None of the Companies has or will at Closing have any indebtedness to any member of the Seller Group other than as set out in Schedule 7.

14.  DISCLOSURE OF INFORMATION

14.1 ALL DISCLOSURES MADE

     The Sellers are not aware of any facts pertaining to the Companies which would result in a Material Adverse Effect or would affect the decision of a reasonable purchaser of the Notes to purchase Notes and which have not been disclosed in (a) this Agreement, (b) the Disclosure Letter, (c) the AerFi Accounts, the Reference Balance Sheets or any related notes, schedules or auditors reports thereon or (d) have otherwise been previously disclosed to the Purchaser by the Sellers in writing.

14.2 None of the Warranties, or any warranties of the Sellers in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. All information in the Disclosure Letter is true and correct in all material respects.

                 PART 2 - THE IRISH COMPANIES AND AERFI BELGIUM

1.   GENERAL

     Each of the Irish Companies and AerFi Belgium is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. All corporate actions taken in connection with this Agreement by the Irish Companies and AerFi Belgium have been duly authorised and none of the Companies has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of, any provision of its constitutional documents. True and correct copies of the certificates of incorporation and constitutional documents of each of the Irish Companies, each as in effect on the date hereof, have been delivered by the Sellers to the Purchaser or to its order.

2.   SHARE CAPITAL

     (a) The information relating to the Irish Companies and AerFi Belgium in the Recitals and Schedules 1 and 2 is and will on Closing be accurate and complete in all respects. The issued share capitals of the Irish Companies and AerFi Belgium will be fully paid up and beneficially owned by the persons set out in the relevant Schedule in the proportions set out therein;

     (b) On Closing, the Sellers will be entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares free from any Lien on the terms set out in this Agreement. Immediately upon Closing, the Shares will be legally and beneficially owned by the Purchaser free and clear of any Liens (other than Liens in favour of Bankers Trust under the Related Documents); and

     (c) Other than the transactions contemplated by this Agreement and the Other Transaction Documents or Related Documents, there will be no options or other agreements (including conversion rights) in force on Closing which call or may call for the present or future issue of or accord to any person the right to call for the issue of any share or loan capital of any of the Irish Companies or AerFi Belgium and there has been no exercise, purported exercise, or claim of any charge, lien, encumbrance or equity over any of the issued or unissued share capital or loan capital or any of the Irish Companies or AerFi Belgium.

3.   STATUTORY BOOKS

     The register of members and other statutory books of each of the Irish Companies and AerFi Belgium are in the possession or held to the order of such Company, have been properly maintained and contain accurate and complete records of all matters with which they should deal and do not contain or reflect any material inaccuracies or discrepancies and none of the Companies has received any notice or allegation that any of the foregoing is incorrect and, in particular, none of the Companies has received any notice of any intended application or proceedings to rectify the said registers.

4.   SUBSIDIARIES

     (a) The Sellers will be entitled on Closing to the full beneficial ownership of the shares in AerFi Belgium free from any Lien.

     (b) None of the Irish Companies is the holder or beneficial owner of, or has agreed to acquire, any share or loan capital of any other body corporate, or is a member of any joint venture or partnership or other unincorporated association.

5.   PURCHASE OF OWN SHARES

     Save as disclosed or as may arise in connection with the Related Documents, none of the Irish Companies has purchased, redeemed or repaid any share capital or given any financial assistance in connection with any acquisition of share capital as would fall within Section 60 of the Companies Act 1963 and Part XI of the Companies Act 1990, and AerFi Belgium has not purchased, redeemed or repaid any share capital or given any financial assistance in connection with any acquisition of share capital which would fall within the equivalent provisions under the laws of Belgium.

6.   SHARES

     The Minister has not made:

     (a) any request under Section 15 of the Companies Act 1990 to any person in respect of the ownership of the Shares or any of them;

     (b) any direction under Section 16 of that Act in respect of the Shares or any of them; or

     (c) any direction to either of the Irish Companies under Section 19(1) of that Act.

7.   DIRECTORS

     (a) The only directors of the Irish Companies and AerFi Belgium are the persons whose names are listed in Schedule 2.

     (b) In regard to the Irish Companies, no other individual is a shadow director (within the meaning of Section 27 of the Companies Act 1990).

8.   COMPANIES FILINGS

     All documents relating to the Irish Companies required to be filed with the Registrar of Companies pursuant to the Companies Acts, 1963 to 1990 and the European Communities (Companies) Regulations 1973, and all documents relating to AerFi Belgium which require to be filed under the equivalent Belgian legislation, have been duly filed and all statutory records required to be kept by the Irish Companies and AerFi Belgium have been properly kept and will be so kept until Closing.

9.   MISCELLANEOUS

     (a) None of the Irish Companies or AerFi Belgium has at any time been struck off the register maintained by the Registrar of Companies in the relevant jurisdiction.

     (c)  None of the Irish Companies has at any time:

          (i) had a notice served on it by its auditors under Sections 185 or 194 of the Companies Act 1990;

          (ii)   entered into any transaction or arrangement within the terms of
                 Section 29 of the Companies Act 1990; and

          (iii)  entered into any transaction or arrangement within the terms of
                 Section 31 of the Companies Act 1990 or which would, but for
                 Section 32 to 37 of that Act, be prohibited by Section 31.

10.  ACCOUNTS AND BALANCE SHEET

10.1 THE ACCOUNTS

     (a) True and complete copies of the AerFi Accounts have been delivered by the Sellers to the Purchaser.

     (b) Each of the Irish Companies was incorporated on 21 November 1997 and no statutory accounts have been prepared in respect of either of them.

10.2 REFERENCE BALANCE SHEETS

     The Reference Balance Sheets represent fairly in all material respects the financial positions of each of the Irish Companies and AerFi Belgium as they would have been at 31 March 1998, had the transfers of shares and aircraft, and the lease novations, assignments and amendments, contemplated by the Aircraft Sale Agreement, the Lease Novations been completed as at that date, and had AerFi Belgium been a subsidiary of AerCo Ireland II at that date, and are prepared on a basis consistent with the accounting policies of the Seller Group at the Reference Balance Sheet Date.

10.3 RECORDS

     The books of account and other financial records of the Irish Companies and AerFi Belgium:

     (a) contain proper records of all matters required to be entered therein by, in the case of the Irish Companies, the Companies Acts, 1963 to 1990 and
           any other Acts or regulations or orders for the time being in force and, in the case of AerFi Belgium, the equivalent Belgian legislation;

      (b) do not contain or reflect any inaccuracies or discrepancies which will, taken together, have a Material Adverse Effect; and

      (c) have been maintained in accordance with good business and accounting practices.

10.4 No guarantee has been executed or filed by either of the Irish Companies with the Registrar of Companies pursuant to Section 17 of the Companies (Amendment) Act 1986.

10.5  LIABILITIES

      There are no Liabilities of the Irish Companies or AerFi Belgium other than Liabilities (a) reflected or reserved against on the AerFi Accounts or the Reference Balance Sheets, (ii) disclosed in the disclosure Letter or (iii) Liabilities not being Liabilities in respect of borrowed monies) incurred since the date of the Reference Balance Sheet in the ordinary course of business and consistent with the past practice of the Companies and which do not have a Material Adverse Effect or (iv) the Intra Group Debt. Reserves are reflected on the Reference Balance Sheet against all Liabilities of the Companies in amounts that have been established on a basis consistent with the past practices of the Seller Group.

11.   COMPETITION LAW

      None of the Irish Companies or AerFi Belgium is or has been a party to, or engaged in, any agreement, arrangement, decision, concerted practice, or activity which contravenes the provisions of any competition, anti-trust, anti-monopoly or anti-cartel law of any jurisdiction, including without limitation Article 85 of the Treaty of Rome and the provisions of the Competition Act 1991.

12.   MERGER CONTROL LEGISLATION

      None of the Irish Companies has been involved in any merger or take-over prior to the date of this Agreement nor been the object of a report of the Competition Authority under Section 8(1) of the Mergers Act or its Belgian equivalent or has been involved in any arrangement or transaction or agreement which is or was a concentration with a community dimension within the meaning of Council Regulation (EEC) No. 4064/89 of 21 December 1989 on the control of concentrations between undertakings (the "MERGER CONTROL REGULATION") and none of the Irish Companies is or has been involved prior to or at the date of this Agreement in any arrangement or transaction or agreement which at the request of a Member State has been the subject of findings or decisions of the Commission of the European Communities pursuant to Article 22 of the Merger Control Regulation.

13.   RECEIVERS/EXAMINERS/LIQUIDATORS

      (a) No distress, execution or other process has been levied in respect of either of the Irish Companies or AerFi Belgium which remains undischarged and there is no unfulfilled or unsatisfied judgment or Court order outstanding against either of the Irish Companies or AerFi Belgium.

      (b) No receiver or manager or, (as regards AerFi Belgium), special administrator or equivalent officer has been appointed of the whole or any part of the assets or undertaking of either of the Irish Companies or AerFi Belgium.

      (c) None of the Irish Companies nor AerFi Belgium is insolvent nor has any of them stopped or suspended payment of its debts or sought from its creditors significant extensions of time for the payment of its debts and AerFi Belgium has not applied for a composition with its creditors.

      (d) No meeting has been convened at which a resolution will be proposed, no resolution has been passed, no petition has been presented and no order has been made for the winding-up of either of the Irish Companies or AerFi Belgium.

      (e) No arrangement or reconstruction has been proposed under Section 201 of the Companies Act 1963 in respect of either of the Irish Companies.

      (f) No examiner is, or has been, appointed to any of the Companies under the Companies (Amendment) Act 1990 and there is no petition pending or threatened in respect of such an appointment.

      (g) No order has been made or circumstances arisen which could give rise to any order being made against the Companies or any of them under Section 140 of the Companies Act, 1990.

      (h) None of the Companies has at any time acquired any property in circumstances which may lead to an application under Section 139 of the Companies Act 1990 for an order of the Court on terms contemplated by that Section.

      (i)    No event analogous to any of the foregoing has occurred outside
             Ireland.

      (j) No circumstances have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in any part of this paragraph 13.

14.   Taxation - Irish Companies

      General

14.1 All taxation of any nature whatsoever or other sums imposed charged assessed levied or payable under the provisions of applicable legislation relating to taxation for which either of the Irish Companies is liable as a result of any act or omission by such Company prior to Closing will if, and in so far as such taxation or other sums ought to be paid prior to or on Closing, have been paid at or before Closing and in particular, but, without prejudice to the generality of the foregoing, at Closing, all amounts due for payment to the Revenue Commissioners in respect of excise duty and of Value Added Tax in respect of goods or services supplied prior to Closing or goods imported prior to Closing will have been paid so that neither of the Irish Companies will have any liability in respect thereof.

14.1A Neither of the Irish Companies pays emoluments to its directors.

14.2 Neither of the Irish Companies has acquired or disposed of any asset or entered into any transaction otherwise than by way of bargain at arm's length.

14.3 There is no appeal by either of the Irish Companies pending against any assessment to tax and neither of the Irish Companies is in default in payment of any tax within the period prescribed for payment thereof.

14.4 Neither of the Irish Companies has committed any act nor made any omission which might constitute an offence under Section 1078 of the TCA. [aiding, abetting, assisting etc. tax evasion]

14.5 Neither of the Irish Companies has been at any time, for taxation purposes, resident in any jurisdiction other than Ireland nor has it been at any time managed or controlled in or from any country other than Ireland and neither of the Irish Companies has at any time carried on any trade in any other country.

14.6 Each of the Irish Companies has for each accounting period up to and including the accounting period ending on the Reference Balance Sheet Date furnished such Company's Inspector of Taxes with full and accurate particulars relating to the affairs of any of the Irish Companies, and also has properly and within the prescribed periods of time made all returns and given or delivered all notices, accounts and information required for the purpose of taxation, and all such have been correct in all material respects and on a proper basis and none such are disputed by the Revenue Commissioners or other authority concerned, there are no grounds or circumstances which might cause any such dispute and any of the Irish Companies has made all claims which would be of benefit to it within the time limits laid down in the relevant legislation.

14.7 To the best of the knowledge and belief of the Sellers, neither of the Irish Companies has entered into or been a party to any schemes or arrangements designed partly or wholly for the purpose of avoiding taxation. Neither of the Irish Companies has been involved in any "tax avoidance transaction" within the meaning of Section 811 of the TCA and no provisions of that Section apply to either of the Irish Companies in respect of any event (whether or not involving either of the Irish Companies) which took place before Closing or in respect of any series of events (whether or not such events or any of them involve any of the Irish Companies) taking place partly before Closing and partly after Closing. [transactions to avoid tax liability]

14.8 No act or transaction has been effected in consequence of which any of the Irish Companies is liable for any taxation primarily chargeable against some other company.

14.9 The making of returns, payment of preliminary tax and all other requirements of Part 41 of the TCA have been complied with fully by each of the Irish Companies.

14.10 No surcharge for late submission of returns under Section 1084 of the TCA has or will become payable by either of the Irish Companies in respect of any period prior to Closing.

14.11 No notice of attachment has been served on either of the Irish Companies or in relation to any funds of either of the Irish Companies under section 1002 of the TCA. [attachment of defaulter's funds]

      CORPORATION TAX

14.12 (a) Neither of the Irish Companies has paid remuneration to its directors; and

      (b) Neither of the Irish Companies has paid or agreed to pay remuneration or compensation for loss of office or made or agreed to make any gratuitous payment or any other payment in respect of management or other services rendered or to be rendered to either of the Irish Companies to any of its directors.

14.13 Neither of the Irish Companies has, within the meaning of Part 18, 1 of the TCA, received payment in respect of professional services from an accountable person. [withholding tax on professional fees]

14.14 Each of the Irish Companies has duly complied with the requirements of
      Section 239 of the TCA [payments made under deduction of tax] and with the requirements of all other provisions relating to the deduction and withholding of tax at source up to the date hereof and all such tax which has become due to the Revenue Commissioners has been paid to the Revenue Commissioners.

14.15 The limitation on the meaning of "distribution" provided for by Sections 133 and 134 of the TCA does not apply to any financial arrangements of either of the Irish Companies. [limitation on use of Section 130 finance]

14.16 Neither of the Irish Companies has effected or entered into any act transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of Sections 98, 99, 100 and 103 of the TCA. [treatment of premiums on rental income]

14.17 Neither of the Irish Companies is liable to make a subvention payment or any other payment for an amount surrendered by any other company under or in connection with the provisions of Section 411 of the TCA. [payment for group relief]

14.18 Neither of the Irish Companies has at any time:-

      (a) repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

      (b) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

      (c) provided capital to any company on terms whereby the company so capitalised has in consideration thereof issued shares loan stock or other securities where the terms of any such capitalisation were otherwise than by way of a bargain made at arm's length or where the shares loan stock or other securities acquired are shown in [any relevant accounts] at a value in excess of their market value at the time of acquisition.

14.19 No allowable loss which has arisen or which may hereafter arise on the disposal by either of the Irish Companies of shares in or securities of any company is liable to be disallowed in whole or in part by virtue of the application of Section 621 [transactions in a group] or Section 622 [dividend stripping] of the TCA. [anti avoidance provisions]

14.20 No change of ownership of either of the Irish Companies has taken place in circumstances such that Section 401 of the TCA [change in ownership of Company; disallowance of trading losses] has or may be applied to deny relief for a loss or losses incurred by either of the Irish Companies.

14.21 The restrictions on the use of capital allowances for certain leased assets as set out in Section 403 of the TCA do not have application to any transactions entered into by either of the Irish Companies. [use of capital allowances against leasing income only]

14.22 Neither of the Irish Companies has received notice under Section 445(4) or
      (5) of the TCA and GPA has not received notice under section 445(4) or (5) of the TCA in respect of any certificate relevant to, or the revocation of which would adversely affect, the Irish Companies. [Shannon Airport: revocation of certain certificates]

14.23 The provisions of Section 1013 of the TCA do not apply to any transaction entered into by either of the Irish Companies. [limited partnerships: relief restrictions]

14.24 Neither of the Irish Companies has entered into any transaction as a result of which it could be assessed to tax under Part 22, Chapter 1 of the TCA. [transactions in land]

14.25 No allowance in respect of capital expenditure is or may be restricted by virtue of Part 9 of, or paragraph 9 of Schedule 32 to, the TCA. [limitation on 100% write off]

14.26 Neither of the Irish Companies has entered into or taken any steps the object of which is a transaction which comes or may come within Section 817 of the TCA. [schemes to avoid liability to tax under Schedule F]

14.27 Neither of the Irish Companies beneficially owns nor has it ever beneficially owned shares to which Sections 155 and 489(14) of the TCA apply or may have applied. [removal of tax free status from certain dividends].

14.28 Neither of the Irish Companies owns or has ever owned an asset which constitutes a material interest in an off-shore fund which is or has at any time been a non qualifying off-shore fund within the terms of Part 27, Chapter 2 of the TCA [off-shore funds].

       ADVANCE CORPORATION TAX ("ACT")

14.29 Neither of the Irish Companies has any liability to ACT under Part 6, Chapter 8 of the TCA.

14.30 Neither of the Irish Companies has made an election under Section 165 [group dividends], and no surrender has been made under Section 166 [surrender of ACT], of the TCA.

14.31 Neither of the Irish Companies is affected by the provisions of Section 167 [carrying forward of ACT where change in ownership of company] or
       Section 170 of the TCA. [application of ACT to interest on certain loans
       - transitional provisions re S.130 loans]

       CAPITAL GAINS TAX

14.32 Neither of the Irish Companies has made any claim under Section 597 of the TCA [replacement of business assets: roll over relief] as respects the consideration for the disposal of or of its interest in any assets which are defined in the said Section 28 (amended as aforesaid) as "the old assets".

14.33 Neither of the Irish Companies has made any such transfer as is referred to in Section 589 of the TCA [transfers at undervalue] or received any asset by way of gift as mentioned in Section 987 of the TCA.

14.34 Neither of the Irish Companies has been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in Sections 583 to 588 or 615 of the TCA under which shares or debentures have been issued or any transfer of assets effected.

14.35 Neither of the Irish Companies has entered into any transaction which has, will or may give rise to a charge to tax under the provisions of the TCA relating to companies' capital gains or under the provisions of the Capital Acquisitions Tax Act 1976.

14.36 Neither of the Irish Companies has made any claim under Section 1005 of the TCA [unremittable profits made abroad] and no tax liability has been deferred under any other provision of the TCA including Sections 563 and
       981. [e.g. instalment sales]

14.37 Neither of the Irish Companies has entered into any transactions which give rise to a liability under Sections 590(11), 616, 623, 625 or 626 of the TCA. [capital gains tax group relief]

14.38 There have been no claims under Section 538(2) of the TCA. [capital losses allowed where no sale]

14.39 Neither of the Irish Companies has entered into or taken any steps the object of which is a transaction which comes within or might come within
      Section 549 of the TCA [creation of capital gains tax losses].

      STAMP/CAPITAL DUTY

14.40 All documents in the possession or under the control of either of the Irish Companies which attract stamp duty have been properly stamped.

14.41 No relief, exemption or reduction has been obtained from Irish Companies capital duty or stamp duty and without prejudice to the generality of the foregoing no relief, exemption or reduction has been obtained from Irish Companies capital duty or stamp duty under Section 72 of the Finance Act 1973 [reconstruction or amalgamation] or from stamp duty under Section 19 of the Finance Act 1952 or Statutory Instrument No. 244 of 1979 or Statutory Instrument No. 272 of 1981 [associated company relief] or
      Section 31 of the Finance Act 1965 [relief from capital and stamp duty in certain cases] which (a) has become liable to forfeiture or (b) may be forfeited in the future.

14.42 All capital duty and/or stamp duty payable by either of the Irish Companies in respect of any of the transactions referred to in the following sections of the Finance Act 1973 has been duly and promptly paid by such Company so that there is no liability in respect thereof or any interest thereon;

      (a) section 63 [stamp duty on security documents];

      (b) section 64 [replacement of headings in Stamp Act 1891];

      (c) section 68 [capital duty]; and

      (d) sections 69 and 70 [stamp duty on certain Irish Companies Registration Office statements].

14.43 All other capital and/or stamp duty howsoever arising or payable has been paid by either of the Irish Companies and there is no outstanding liability therefor or interest thereon.

      VALUE ADDED TAX

14.44 Each of the Irish Companies is a registered and taxable person for the purposes of the Value Added Tax Acts and has complied in all respects with such legislation and all regulations made or notices issued thereunder and has maintained full complete correct and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof.

14.45 Neither of the Irish Companies is in arrears with its payments or returns or notifications under the Value Added Tax Acts regulations or notices or liable to any abnormal or non routine payment or any forfeiture or penalty or to the operation of any penal provisions contained therein.

14.46 Neither of the Irish Companies has been required by appropriate fiscal authorities to give security under the Value Added Tax Acts.

14.47 No arrangement exists or has existed whereby pursuant to Section 8(8) of the Value Added Tax Act 1972 and Regulation 5 of the Value Added Tax Regulation 1979 (as amended) the business activities of either of the Irish Companies are or were deemed to be carried on by any other person or the business activities of any other person are or were deemed to be carried on by either of the Irish Companies. [membership of a group of VAT purposes]

      CAPITAL ACQUISITIONS TAX

14.48 There is no unsatisfied liability to capital acquisitions tax attached or attributable to the Shares and the Shares are not subject to a charge in favour of the Revenue Commissioners.

14.49 No person is liable to capital acquisitions tax attributable to the value of any of the Shares and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares.

14.50 Neither of the Irish Companies has entered into or taken any steps the object of which is a transaction which comes within Section 90 of the Finance Act 1989 [arrangements reducing value of company's shares].

15.   TAXATION -- AERFI BELGIUM

      In respect of AerFi Belgium, the statements in paragraph 14 are true and accurate as though references therein to the Irish Companies were to AerFi Belgium and references to specific provisions of Irish statutes or regulations were references to the equivalent statutes or regulations in Belgium.

                              PART 3 -- AERCO USA

1.   ORGANISATION, AUTHORITY AND QUALIFICATION OF AERCO USA

     AerCo USA is a corporation duly organised, validly existing and in good standing under the laws of the State of Delaware and has all the necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. AerCo USA is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and all such jurisdictions are set forth in Part 3 paragraph 1 of the Disclosure Letter. All corporate actions taken in connection with this Agreement by AerCo USA have been duly authorised, and AerCo USA has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or by-laws. True and correct copies of the Certificate of Incorporation and by-laws of AerCo USA, each as in effect on the date hereof, have been delivered by GPA to the Purchaser.

2.   CAPITAL STOCK OF AERCO USA

     The authorised capital stock of AerCo USA consists of 10,000 shares of Common Stock. As of the date hereof, 10,000 shares of Common Stock ("the AERCO USA SHARES") are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments or any character relating to the capital stock of AerCo USA or obligating GPA, the Voting Trustee or AerCo USA to issue or sell any shares of capital stock of, or any other interest in, AerCo USA. There are no outstanding contractual obligations of AerCo USA to repurchase, redeem or otherwise acquire any shares of Common Stock. The AerCo Stock constitutes all the issued and outstanding capital stock of AerCo USA and is owned of record by the Voting Trustee and beneficially solely by GPA free and clear of all Liens, except for the Voting Trust, which is to be terminated on Closing; and at Closing, following the termination of the Voting Trust and transfer of the shares of stock previously held of record by the Voting Trustee to the name of GPA as record owner on the books of AerCo USA, GPA will be the owner of record of the AerCo USA Stock and will transfer and deliver to the Purchaser the legal and beneficial ownership of the right, title and interest in the AerCo USA Stock free and clear of all Liens. Immediately upon Closing, the AerCo USA Stock will be fully paid, nonassessable and will be legally and beneficially owned by the Purchaser free and clear of all Liens. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares in the AerCo USA Stock, except (prior to Closing) the Voting Trust.

     The Stock register of AerCo USA accurately records: (i) the name and address of each Person owning shares of capital stock of AerCo USA and (ii) the certificate number of each certificate evidencing shares of capital stock issued by AerCo

     USA, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

3A.  SUBSIDIARIES

     AerCo USA has no Subsidiaries.

3.   THE VOTING TRUST

     A true and complete copy of the Voting Trust Agreement has been provided to the Purchaser. No fees, expenses or other amounts are due and owing to the Voting Trustee under the Voting Trust. GPA is duly registered as the holder of all the Voting Trust Certificates.

4.   CORPORATE BOOKS AND RECORDS

     Complete and accurate copies of the minute books and of the stock register of AerCo USA have been provided by GPA to the Purchaser. All statutory records required to be kept by AerCo USA have been properly kept and will be so kept until Closing.

5.   FINANCIAL INFORMATION, SOLVENCY, BOOKS AND RECORDS ETC

     (a) No audited accounts have been prepared in respect of AerCo USA. The Reference Balance Sheet represents fairly in all material respects the financial position of AerCo USA at the Reference Balance Sheet Date and has been prepared on a basis consistent with the accounting policies of the Seller Group at 31 May 1998.

     (b)  AerCo USA is Solvent.

     (c) The books of account and other financial records of AerCo USA: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with and applied on a basis consistent with the past practices of the Seller Group's U.S. members, (ii) are complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

7.   NO UNDISCLOSED LIABILITIES

     There are no Liabilities of AerCo USA other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed in Part 3 paragraph 7 of the Disclosure Letter or (iii) Liabilities (not being Liabilities in respect of borrowed monies) incurred since the Reference Balance Sheet Date in the ordinary course of business and consistent with the past practice of Seller Group's U.S. members and which do not have a Material Adverse Effect or (iv) the Intra-Group Debt. Reserves are reflected on the Reference Balance Sheet against all Liabilities of AerCo USA in amounts that have been established on a basis consistent with the past practices of the Seller Group's U.S. members.

8. CONDUCT IN THE ORDINARY COURSE: ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS.

     Since the Reference Balance Sheet Date, the business of AerCo USA has been conducted in the ordinary course and consistent with past practice and AerCo USA has not suffered any change or occurrence which would be reasonably expected to result in a Material Adverse Effect.

9.   IDENTITY OF DIRECTORS

     The details of the directors and officers of AerCo USA set out in Schedule 2 are correct.

10.  AERCO USA TAX REPRESENTATIONS

     (a) all tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any taxing authority with respect to any pre-closing tax period by or on behalf of AerCo USA (collectively, the "RETURNS") have, to the extent required to be filed on or before the date hereof been or will be filed when due in accordance with all applicable laws; (b) as of the time of filing, the Returns, if any, correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of AerCo USA and any other information required to be shown therein; (c) all taxes shown as due and payable on the Returns that have been filed, if any, have been timely paid, or withheld and remitted to the appropriate taxing authority; (d) AerCo USA is not delinquent in the payment of any tax and has not requested any extension of time within which to file any Return which has not yet been filed; (e) AerCo USA has not granted any extension or waiver of the statue of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (f) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to AerCo USA in respect of any tax;
     (g) AerCo USA has not been a member of an affiliated, consolidated, combined or unitary group.

            SCHEDULE 4 - PURCHASER'S REPRESENTATIONS AND WARRANTIES

1.     CAPACITY AND AUTHORITY

1.1    PURCHASER

       The Purchaser is duly incorporated and validly existing under the laws of Jersey, Channel Islands and has all necessary corporate power and authority to enter into and perform its obligations under this Agreement which constitute legal, valid, binding obligations on the Purchaser enforceable in accordance with its terms. The execution, delivery and performance by the Purchaser of this Agreement has been duly authorised by all requisite action on its part. This Agreement has been duly executed and delivered by the Purchaser and (assuming due authorisation, execution and delivery by the Sellers) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against in accordance with its terms.

1.2    NO CONFLICTS

       Assuming the making and obtaining of all filings, notifications, consents, approvals, authorisations and other actions referred to in paragraph 1.3 below, except as may result from any facts or circumstances relating solely to the Sellers, the execution, delivery and performance of this Agreement by the Purchaser does not and will not:-

       (a) violate, conflict with or result in the breach of any provision of any constitutional document of the Purchaser, which conflict with or breach would materially impair the Purchaser's ability to perform its obligations under this Agreement;

       (b) conflict with or violate any Law or Government Order applicable to the Purchaser, which conflict or violation would materially impair the ability of the Purchaser to perform its obligations under this Agreement; or

       (c) conflict, result in any breach of, constitute a default (or event with the giving of notice or lapse in time or both would become a default) under, or result in the creation of any Lien on any of the assets or properties of the Purchaser pursuant to any note, bond, mortgage, or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of its assets or properties are bound or affected, which conflict, breach or default would materially impair the Purchaser's ability to perform its obligations under this Agreement.

1.3    GOVERNMENT CONSENTS AND APPROVALS

       The execution, delivery and performance by the Purchaser of this Agreement does not and will not require any consent, approval, authorisation or other order of, action by, filing with or notification to any governmental authority, except as described in writing given to the Sellers by the Purchaser on or prior to Closing.

2.   PURCHASE FOR INVESTMENT

     Purchase for investment

     The Purchaser is buying the Shares and AerCo USA Stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

3.   LITIGATION

     There is no action, suit, investigation or proceeding pending against, or to the knowledge of Purchaser, threatened against or affecting, Purchaser before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and the Other Transaction Documents or the Related Documents.

4.   NO IMPLIED WARRANTIES

     The Purchaser has not relied upon any express or implied warranties of any nature made by or on behalf of or imputed to the Sellers except as expressly set out in this Agreement.

5.   TRANSFER

     Full and final transfer

     The Purchaser intends that the sale of the Shares and AerCo USA Stock contemplated hereby shall constitute a full and final transfer of the legal and beneficial ownership of the Shares and AerCo USA Stock and after Closing the Sellers shall retain no right, title or interest therein.

                       SCHEDULE 5 - DEED OF TAX INDEMNITY

THIS DEED OF INDEMNITY is made on                                   1998
BETWEEN

(1) GPA GROUP PLC ("GPA"), a public limited company incorporated in Ireland and having its registered office at GPA House, Shannon, Co Clare, Ireland ("GPA") and (2) SKYSCAPE LIMITED, ("SKYSCAPE"), a limited liability company incorporated in Ireland and having its registered office at GPA House, Shannon, Co Clare (together the "COVENANTORS"); and

(2) AERCO LIMITED, a company incorporated in Jersey and having its registered office at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (the "PURCHASER" which expression shall unless the context does not so permit include its successors in title).

RECITALS

By Share Purchase Agreement dated 15 July 1998 between the Covenantors and the Purchaser (the "AGREEMENT"), the Purchaser agreed to purchase, and the Covenantors agreed to sell, all of the issued shares (the "SHARES") in the capital of the Irish Companies and AerCo USA (as defined below). The Covenantors have agreed to indemnify the Purchaser in respect of certain liabilities of the Companies and their subsidiaries on the terms and conditions contained herein.

NOW IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS: In this Deed unless the context otherwise requires:

     "AERCO USA" means AerCoUSA Inc;

     "AERFI" means AerFi Belgium N.V.;

     "AERFI ACCOUNTS" means the audited balance sheets of a AerFi as at 31 March 1998 and its audited profit and loss accounts of the financial year ended on 31 March 1998;

     "CLOSING" means completion of the sale and purchase of the Shares in accordance with the Agreement;

     "COMPANIES" means (i) AerCo Ireland Limited ("AERCO IRELAND"), a company incorporated in Ireland and having its registered office at GPA House, Shannon, Co Clare, (ii) AerCo Ireland II Limited ("AERCO IRELAND II" and, together with AerCo Ireland, the "IRISH COMPANIES"), a company incorporated in Ireland and having its registered office at GPA House, Shannon, Co Clare, (iii) AerFi and (iv) AerCo USA;

     "CLAIM" includes any demand notice letter or other document issued or action taken by or on behalf of any person or authority (whether within or outside

     Ireland) from which it appears that any Company is liable or is sought to be made liable to make any payment or a tax liability is likely to be imposed on any Company;

     "LIBOR" means the per annum offered rate for deposits in US dollars for a period of one month that appears on the display designated as page 3750 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for US dollar deposits) at approximately 11:00 am (London time):

     "TAX ASSESSMENT" includes any assessment demand or other similar formal notice of a tax liability issued by or on behalf of any taxing or other competent authority or estimates and amounts which are due and payable without any formal demand or notice by or on behalf of any taxing or other competent authority (whether within or outside Ireland) by virtue of which any Company is or will with the passing of time become liable to make a payment of tax;

     references to any tax liability of any Company shall include not only liabilities of the Company to make payments of or in respect of tax but also:

     (a) the loss or setting off against income profits or gains of any relief allowance or credit in respect of any tax which would (were it not for the said loss or setting off) have been available to the Company and has been taken into account in computing (and so reducing) any provision for deferred taxation which appears (or which but for such relief allowance or credit would have appeared) in the Reference Balance Sheet;

     (b) the loss or setting off against any tax liability (for which no provision has been made in preparing the Reference Balance Sheet) of a right to repayment of tax which has been treated as an asset of the Company in preparing the Reference Balance Sheet; and

     (c) the setting off against income profits or gains earned accrued or received on or before Closing of any relief allowance or credit which is not available before Closing but arises in respect of any event occurring after Closing in circumstances where but for such setting off the Company would have had an actual tax liability in respect of which it or the Purchaser would have been able to make a claim against the Covenantor under this Deed and in such a case the amount of the relief allowance or credit so lost or set off (or if such relief allowance or credit is a deduction from or offset against gross income or profits the amount of tax which would (in the case of a lost relief allowance or credit and on the basis of the tax rates current at the date of such loss) have been saved thereby but for such loss or in the case of a set off relief allowance or credit the amount of tax which has been saved thereby in consequence of such set off) or the amount of the repayment which would otherwise have been obtained shall be treated for the purposes of this Deed as a tax liability of the Company;

     "TAX" includes (without prejudice to the generality of the expression):

     (a) within Ireland all taxes including (without limitation) income tax, corporation tax (including any additional duty of corporation tax and any surcharge), advance corporation tax, capital gains tax, capital acquisition tax, value added tax, stamp duty, capital duty, excise duty, customs and other import duties, PAYE deductions, pay related social insurance (PRSI) social welfare and social insurance contributions, payroll taxes generally, general rates and water rates, withholding tax, deposit interest retention tax and any other tax, levy, duty or impost whether similar to, replaced by or replacing any of them or otherwise and any penalty, charge and interest included in or relating to any tax assessment therefor; and

     (b) outside Ireland all taxes including (without limitation) taxes on gross or net income profits or gains, receipts, sales, use, occupation, franchise, value added, personal property and any other tax, levy, impost, excise duty, duty, charge or withholding of any nature whatsoever PAYE deductions, payroll taxes and contributions generally and any penalty, charge and interest included in or relating to any tax assessment therefor, in either case regardless of whether such taxes penalties charges and interest are directly or primarily chargeable against or attributable to any Company or any other person firm or company;

     References to:

     (i) income or profits or gains earned accrued or received on or before a particular date or in respect of a particular period shall include income or profits or gains which have been deemed to have been earned accrued or received at or before that date or in respect of that period for the purposes of any tax assessment;

     (ii) any payment or distribution made on or before a particular date shall include:

           (A) any payment or distribution which on or before that date has fallen due to be made; and

           (B) any act or transaction which has occurred on or before that date and is or has been deemed to be a payment or distribution for the purposes of any tax assessment; and

     (iii) any dividend shall include anything which has been deemed to be a dividend or distribution to shareholders or others for the purposes of any tax assessment;

     "EVENT" includes (without limitation) the death of any person any transaction action or omission and a failure to make sufficient dividend payments to avoid any apportionment or deemed distribution of income or notional and deemed events which give rise to tax liabilities or an additional duty of corporation tax or overcharge; and

1.2 TERMS DEFINED IN THE AGREEMENT: Unless otherwise indicated, words and expressions used but not defined in this Deed shall have the same meaning as in the Agreement.

2.   INDEMNITY

2.1 NATURE OF INDEMNITY: The Covenantors hereby jointly and severally covenant to hold the Purchaser (without prejudice to any other rights which the Purchaser may have) indemnified and to keep the Purchaser indemnified against:

     (a) any claim for tax on and any tax liability of any Company arising:

          (i) as a consequence of any event which occurred on or before Closing; or

          (ii) in respect of or with reference to any income profits or gains which were earned accrued or received on or before or in respect of a period ending on or before Closing;

     (b) any claim for tax on and any tax liability of any Company resulting from or made by reference to any of the following events:

          (i) the disposal of any asset (including trading stock) in circumstances where the cash consideration actually received for such disposal is less than the consideration deemed to have been received for taxation purposes; or

          (ii) the supply of any service or business facility of any kind for a consideration which was less than might reasonably have been regarded as the open market value of such service or business facility; or

          (iii)any other act or transaction which gives rise to a tax liability on deemed (as opposed to actual) income profits or gains by the operation of the Tax Acts (as defined in section 1(2) of the Taxes Consolidation Act, 1997) or which results in any Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person firm or company (other than a Company) but only where the relevant event occurred on or before Closing; and

     (c) any interest and any costs and expenses reasonably and properly incurred by the Purchaser and the Companies in connection with any such liability (or claim therefor) or in taking or defending any action under this Deed.

3.   LIMITATIONS ON INDEMNITY

3.1 CERTAIN TAX LIABILITIES EXEMPTED: The indemnity given by Clause 2 of this Deed shall not cover any tax liability:

     (a) to the extent that provision or reserve in respect of such tax liability was made in the Reference Balance Sheets; or

     (b) to the extent that the liability of the Covenantors arising by reason of any claims hereunder when aggregated to the liability of the Covenantors and their Affiliates in respect of any claims under or pursuant to (i) the Warranties and (ii) the Seller Indemnity would exceed US$185 million at the time payment of such amount is made; or

     (c) to the extent that the aggregate liability of the Sellers and their Affiliates for such claims when aggregated with any liability of the Sellers and/or such Affiliates in respect of claims under or pursuant to (i) the Warranties and (ii) the Seller Indemnity would not exceed in aggregate US$5 million; or

     (d) to the extent that the Purchaser waives or surrenders after Closing any exemption, relief, allowance, credit, deduction or set-off available to the Companies or any of them at the date hereof relevant to the computation of any liability to taxation or any credit against taxation; or

     (e) with respect to and to the extent attributable to the passing of any primary or subordinate legislation or any judicial decision altering the generally accepted interpretation of existing legislation or making of any other government regulation, not in force at the date hereof, or the withdrawal or alteration after the date hereof of any published or unpublished extra statutory concession made by any fiscal authority and presently in operation; or

     (f) which would not have arisen but for (or if the same is increased by reason of) a breach by the Purchaser of its obligations hereunder; or

     (g) which would not have arisen but for a voluntary act or transaction not contemplated by this Deed, the Agreement, the Other Transaction Documents or the Related Documents (as defined in the Indentures) carried out by any Company after Closing and otherwise than in the ordinary course of business.

3.2 LIABILITY OF SKYSCAPE: The Purchaser hereby acknowledges that Skyscape is a party to this Deed in its capacity only as holder of one Ordinary Share in each of the Irish Companies as nominee for GPA. Skyscape's maximum liability to the Purchaser in respect of any claims under or pursuant to this Deed of Tax Indemnity shall be limited to IR(pound)1.

4.   CLAIMS

4.1 NOTICE OF PURCHASER: TIME LIMIT ON CLAIMS: No claim shall be brought by the Purchaser in respect of any claim under this Deed unless notice in writing of such claim (specifying in reasonable detail (a) the event matter or default which gives rise to the claim and (b) the amount claimed) has been given to the Covenantors not later than the expiration of a period of seven
     (7) years from Closing. Upon the Purchaser or any Company becoming aware of such a claim, it shall forthwith give written notice thereof to the Covenantors and shall (if the Covenantors shall indemnify and secure the Company) to its reasonable satisfaction against all losses costs damages and expenses including interest on overdue tax which may be incurred thereby) take such action as the Covenantors may reasonably and promptly by written notice request to avoid resist appeal or compromise the claim:

     Provided that the Company shall not be obliged to appeal against any tax assessment raised on it if having given the Covenantors' written notice of the receipt of such tax assessment it has not within 15 days thereafter received instructions in writing from the Covenantors in accordance with the preceding provisions of this sub-clause to do so.

5.   INTEREST

     LATE PAYMENT TO CARRY INTEREST: If any payment due to be made by the Covenantors under this Deed is not made on the due date for payment thereof the same shall carry interest from such due date of payment until actual payment at the rate of 1 per cent per annum above LIBOR.

6.   PAYMENTS

6.1 TO BE MADE FREE FROM DEDUCTIONS: All sums payable by the Covenantors to the Purchaser under this Deed shall be paid free and clear of all deductions or withholdings whatsoever save only as may required by law. If any such deductions or withholdings are required by law the Covenantors shall be obliged to pay to the Purchaser such sums as will after such deduction or withholding has been made leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. If any sum payable by the Covenantors to the Purchaser under this Deed shall otherwise be subject to tax in the hands of the Purchaser the same obligation to make an increased payment shall apply in relation to such tax liability as if it were a deduction or withholding required by law. The Purchaser and the Covenantors hereby undertake to co-operate to avoid or to minimise any such grossing up where possible at no extra cost to the Purchaser or the Covenantors.

6.2 RECOVERY FROM THIRD PARTIES: If the Purchaser recovers any sum from a third party in respect of or relating to a tax liability which has been the subject of a successful claim by the Purchaser against any of the Covenantors or their Affiliates hereunder, the Purchaser shall forthwith reimburse to the Sellers an amount equal to the sum recovered in respect of that claim.

7.   RIGHTS OF PURCHASER

     RIGHT OF PURCHASER TO RELEASE COVENANTOR: The Purchaser and the Companies may release or compromise the liability of any of the Covenantors hereunder or grant to any Covenantors time or other indulgences without affecting the liability of any other covenantor hereunder.

8.   NOTICES

     MANNER OF SERVICE: Any notice or demand given under this Deed shall be in writing and shall be deemed to be duly served if left at or sent by registered post to the address of the appropriate party set out above or such other address in Ireland as such party may from time to time notify to the other parties for the purposes of this Deed. Any such notice or demand shall be deemed to be given at the time when the same is left at the said address or if sent by registered post at the commencement of the fifth business day after the day of posting.

9.   GOVERNING LAW

     LAW OF IRELAND TO APPLY: This Deed shall be governed by and construed in accordance with the law of Ireland and each of the parties hereto submits to the non-exclusive jurisdiction of the Courts of Ireland.

IN WITNESS WHEREOF the parties have executed this Deed on the date written above.

         SCHEDULE 6A - FORM OF SOLVENCY CERTIFICATE (NON-US COMPANIES)

                              SOLVENCY CERTIFICATE

                                       OF

                               [Name of Company]

I HEREBY CERTIFY that the Board of Directors of ___________________ has duly considered the provisions of Section 214 of the Companies Act, 1963 (as amended) and Section 2 of the Companies (Amendment) Act, 1990 and, all due enquiries having been made, and having considered all matters which they considered relevant to the Company's financial position has determined, to the best of its knowledge, information and belief, provided that the closings of the current transactions described in the Offering Memorandum take place that:

(a) the Company is not [, was not at any time in the preceding three months,]* nor would it be deemed to be unable to pay its debts within the meaning of
     Section 214 of the Companies Act, 1963 (as amended) and/or Section 2 of the Companies (Amendment) Act, 1990; and

(b) the Company would not become unable to pay its debts, nor would be deemed to be unable to pay its debts, within the meaning of Section 214 of the Companies Act, 1963 (as amended) and/or Section 2 of the Companies (Amendment) Act, 1990, in consequence of any of the Documents listed in the Schedule hereto and any other documentation to be entered into by it in connection therewith or the transactions the subject matter thereof.


_______________________
for and on behalf of


* include only where the company has sold assets over the previous three months.

            SCHEDULE 6B - FORM OF SOLVENCY CERTIFICATE (US COMPANIES)

                             SOLVENCY CERTIFICATES

                                       of

                               [Name of Company]

I HEREBY CERTIFY that the Board of Directors of ______________________ having duly considered all matters which they consider relevant to the Company's financial position has determined, to the best of its knowledge, information and belief, provided that the closings of the current transactions described in the Offering Memorandum take place that:

(a) the fair value of its property is greater than the total amount of its liabilities, including, without limitation, contingent liabilities;

(b) the present fair saleable value of its assets is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured;

(c) it does not intent to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature;

(d) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small capital;

     for the purposes of this paragraph (ii), the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability for and on behalf of

                 SCHEDULE 7 -- INTRA-GROUP DEBT AT CLOSING

1.   DEBT OWED BY AERCO IRELAND LIMITED


DEBT OWED TO       INCURRED IN RESPECT OF          AMOUNT
--------------     ---------------------------     -----------

GPA Group plc      Acquisition of aircraft msn     $26,508,000
                   085 from GPA Group plc


GPA Group plc      Acquisition of aircraft msn     $23,912,000
                   23868 from GPA Group plc


GPA Group plc      Acquisition of aircraft msn     $24,375,000
                   23979 from GPA Group plc


GPA Group plc      Acquisition of aircraft msn     $27,182,000
                   26066 from GPA Group plc


GPA Group plc      Acquisition of aircraft msn     $31,092,000
                   22496 from GPA Group plc


GPA Group plc      Acquisition of aircraft msn     $15,732,000
                   11341 from GPA Group plc


GPA Group plc      Acquisition of aircraft msn     $16,278,000
                   11350 from GPA Group plc


Total AerCo Ireland Limited intra-group debt: US$165,079,000



2.   DEBT OWED BY AERCO IRELAND II LIMITED


DEBT OWED TO       INCURRED IN RESPECT OF          AMOUNT
--------------     ---------------------------     -----------
GPA Group plc      Acquisition of aircraft msn     $13,167,000
                   240 from GPA Group plc

Total AerCo Ireland II Limited intra-group debt: US$13,167,000

3.   DEBT OWED BY AERCOUSA INC


DEBT OWED TO        INCURRED IN RESPECT OF        AMOUNT
------------        ----------------------        ------
GPA Group plc       Acquisition of aircraft msn   US$16,015,000
                    46064 from GPA Corporation

GPA Group plc       Acquisition of aircraft msn   US$15,807,000
                    46040 from AeroUSA II

Total AerCo USA intra-group debt: US$31,822,000

                    SCHEDULE 8 - PARTICULARS OF THE AIRCRAFT


                                                                                                          CURRENT    INITIAL
                                                                                                          MONTHLY    APPRAISED
SERIAL                                                                                                    RENTAL     VALUE
NO      TYPE         ENGINES                 LESSEE                  DETAILS OF LEASE                     US$        (US$,000's)

085     Airbus       Two CFM International   Compagnie nationale     Aircraft Lease Agreement dated as    271,580    26,777
        A320-200     engines model CFM56-    Air France              of 22 February 1990 between
                     5A1 serial numbers                              GPAA Limited and Compagnie
                     731233 and 731239                               nationale Air France (formerly
                                                                     known as Lignes Aeriennes
                                                                     Interieures - Air Inter S.A.) as
                                                                     amended and novated by Aircraft
                                                                     Lease Amendment and Novation
                                                                     Agreement dated as of 10 July
                                                                     1998 between GPAA Limited,
                                                                     AerCo Ireland and Compagnie
                                                                     nationale Air France

23868  Boeing        Two CFM International   BMA                     Aircraft Lease Agreement dated as    289,225    24,214
       737-400       engines model CFM56-                            of 24 May 1988 between GPA
                     3C serial numbers                               and BMA, as amended by three
                     725122 and 725126                               Lease Amending Agreements
                                                                     dated as of 21 December 1988,
                                                                     17 April 1991 and 24 June 1991
                                                                     respectively, as amended by a
                                                                     Lease Novation and Amendment
                                                                     Agreement dated as of 28 June
                                                                     1991 between GPA, BMA and
                                                                     Midland Montagu Equipment
                                                                     Finance (UK) Limited and as
                                                                     further amended and novated by a
                                                                     Lease Novation and Amendment
                                                                     Agreement dated as of 9 July
                                                                     1998 between GPA, BMA and
                                                                     AerCo Ireland

23979   Boeing       Two CFM International   Pegasus                 Aircraft Lease Agreement dated as    271,295    24,667
        737-400      engines model CFM56-                            of 9 April 1997 between GPA and
                     3C1 serial numbers                              Pegasus as amended by Letter
                     725151 and 725283                               Agreement dated as of 6 May
                                                                     1997 and as amended and
                                                                     novated by Aircraft Lease
                                                                     Amendment and Novation
                                                                     Agreement dated as of 2 June
                                                                     1998 between GPA, Pegasus and
                                                                     AerCo Ireland

26066   Boeing       Two CFM International   THY                     Aircraft Lease Agreement dated as    251,400    28,143
        737-400      engines model CFM56-                            of 5 June 1992 between GPA
                     3C1 serial numbers                              Group plc and THY, as
                     856214 and 857196                               supplemented by Side Letter No.1,
                                                                     Side Letter No.2 and Side Letter
                                                                     No.3 each dated as of 5 June
                                                                     1992 and as amended by Aircraft
                                                                     Lease Amendment Agreement
                                                                     dated as of 10 June 1993 and as
                                                                     amended and novated by Aircraft
                                                                     Lease Amendment and Novation
                                                                     Agreement dated as of 14 July
                                                                     1998 between GPA, THY and
                                                                     AerCo Ireland

22496   Boeing       Four Pratt & Whitney    Tower Air Inc.          Aircraft Lease Agreement dated as    301,000    31,270
        747-283B     engines model JT9D-7Q                           of 11 December 1997 between
                     serial numbers 702390,                          GPA Corporation and Tower Air
                     702392, 702391 and                              Inc. and as assigned, assumed and
                     702385                                          amended by Aircraft Lease
                                                                     Assignment, Assumption and
                                                                     Amendment Agreement dated as
                                                                     of 14 July 1998 between GPA
                                                                     Corporation, Tower Air, Inc. and
                                                                     AerCo USA

                                                                     Details of Head Lease:

                                                                     (Lease Agreement dated as of 5
                                                                     December 1997 between GPA
                                                                     Group plc and GPA Corporation)

11350   Fokker       Two Rolls Royce         TAM -                   Aircraft Lease Agreement dated as    137,522    16,710
        100          engines model Tay       Transportes             of 23 October 1997 made
                     MK650-15 serial         Aereos                  between GPA Fokker 100 Limited
                     numbers 17359 and       Regionais S.A.          and TAM - Transportes Aeros
                     17370                                           Regionais S.A. as novated and
                                                                     amended by Aircraft Lease
                                                                     Novation and Amendment
                                                                     Agreement dated as of 8 July
                                                                     1998 made between GPA Fokker
                                                                     100 Limited, AerCo Ireland Limited,
                                                                     TAM - Transportes Aereos
                                                                     Regionais S.A. and Helisul-
                                                                     Linhas Aereas S.A.

11341   Fokker       Two Rolls Royce         TAM -                   Aircraft Lease Agreement dated as    137,531    16,163
        100          engines model Tay       Transportes             of 23 October 1997 made
                     MK650-15 serial         Aereos                  between GPA Fokker 100 Limited
                     numbers 17352 and       Regionais S.A.          and TAM - Transportes Aeros
                     17348                                           Regionais S.A. as amended by a
                                                                     Lease Novation and Amendment
                                                                     Agreement dated as of 8 July
                                                                     1998 and made between GPA
                                                                     Fokker 100 Limited, TAM -
                                                                     Transportes Aereos Regionais S.A.
                                                                     and AerCo Ireland

240     Airbus       Two CFM International   Indian Airlines         Intra-Group Aircraft Lease           145,000    13,317
        A300-B4-200  engines model CFM56-    Limited                 Agreement dated as of 8 May
                     5A1 serial numbers                              1998 between AerCo Ireland II
                     517827 and 455869                               and AerFi Belgium (formerly
                                                                     known as Guinness Peat Aviation
                                                                     (Belgium) N.V.) and Aircraft Lease
                                                                     Agreement dated 9 April 1998
                                                                     between AerFi Belgium) and Indian
                                                                     Airlines Limited

46064   McDonnell    Four CFM International  BAX                     Aircraft Lease Agreement dated as    161,625    16,020
        Douglas      model CFM56-C1 serial                           of 22 February 1993, between
        DC8-71F      numbers 692111,                                 AeroUSA Inc and Burlington Air
                     693354, 693380 and                              Express, Inc., as supplemented by
                     693117                                          the Certificate of Acceptance
                                                                     dated 14 April 1993; Lease
                                                                     Supplement No.1 dated as of 31
                                                                     August 1993; Supplement No.2
                                                                     dated as of 26 January 1996;
                                                                     Aircraft Lease Assignment,
                                                                     Assumption and Amendment
                                                                     Agreement dated as of 26 January
                                                                     1996 between AerUSA, Inc., GPA
                                                                     Corporation and Burlington Air
                                                                     Express, Inc.; and Aircraft Lease
                                                                     Assignment, Assumption and
                                                                     Amendment Agreement dated as
                                                                     of 10 July 1998 between GPA
                                                                     Corporation, BAX Global Inc. and
                                                                     AerCoUSA.

                                                                     There is also a sublease in respect
                                                                     of this Aircraft created by Aircraft
                                                                     Lease Agreement dated as of 14
                                                                     April 1993 made between BAX
                                                                     Global Inc. and Air Transport
                                                                     International Limited Liability
                                                                     Company (formerly known as Air
                                                                     Transport International, Inc.) (as
                                                                     supplemented by the Certificate of
                                                                     Acceptance mentioned above)

46040   DC8-71F      Four CFM International  Aircraft International  Aircraft Lease Agreement dated 3     185,000    15,997
                     engines model CFM56-    Leasing Limited         July 1998 made between AerCo
                     2C1 serial numbers                              USA and Aircraft International
                     693363, 693367,                                 Leasing Limited
                     693369, and 693372